EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                               USA NETWORKS, INC.,


                      TICKETMASTER ONLINE-CITYSEARCH, INC.,


                                  LYCOS, INC.,


                              USA INTERACTIVE INC.,
              (TO BE RENAMED USA/LYCOS INTERACTIVE NETWORKS, INC.)




                                   LEMMA, INC.


                                       AND


                                   TYCHO, INC.


                                    ________


                          DATED AS OF FEBRUARY 8, 1999

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                                TABLE OF CONTENTS
                                -----------------                           Page
                                                                            ----
                      AGREEMENT AND PLAN OF REORGANIZATION



                                    ARTICLE I

                              THE MERGERS; CLOSING

1.1     The Mergers.....................................................       2
1.2     The Closing.....................................................       2

                                   ARTICLE II

 DIRECTORS AND OFFICERS, CERTIFICATES OF INCORPORATION AND CERTAIN OTHER MATTERS

2.1     Directors.......................................................       3
2.2     Officers........................................................       3
2.3     Certificate of Incorporation and By-Laws........................       3


                                   ARTICLE III

                 EFFECT OF THE REORGANIZATION ON THE SECURITIES
                   OF LYCOS, TMCS AND THE MERGER SUBSIDIARIES

3.1     Conversion of Common Stock......................................       4
3.2     Cancellation of Newco Stock.....................................       6
3.3     Merger Subs Stock...............................................       6
3.4     Lycos Options...................................................       7
3.5     TMCS Class B Options............................................       8
3.6     TMCS Class A Options............................................       8
3.7     Tax Consequences................................................       9

                                   ARTICLE IV

                               EXCHANGE OF SHARES

4.1     Newco to Make Shares Available..................................       9
4.2     Exchange of Shares..............................................      10

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                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TMCS

5.1     Corporate Organization..........................................      13
5.2     Capitalization..................................................      13
5.3     Authority; No Violation.........................................      14
5.4     Consents and Approvals..........................................      15
5.5     Financial Statements............................................      16
5.6     Broker's Fees...................................................      17
5.7     Absence of Certain Changes or Events............................      17
5.8     Legal Proceedings...............................................      17
5.9     Taxes and Tax Returns...........................................      17
5.10    Employees.......................................................      18
5.11    SEC Reports.....................................................      20
5.12    Compliance with Applicable Law..................................      20
5.13    Intellectual Property; Proprietary Rights; Employee Restrictions      20
5.14    Certain Contracts...............................................      22
5.15    Undisclosed Liabilities.........................................      22
5.16    Insurance.......................................................      22
5.17    Environmental Liability.........................................      23
5.18    State Takeover Laws.............................................      23
5.19    Year 2000 Compliance............................................      23
5.20    Certain Tax Matters.............................................      23
5.21    Registration Statement..........................................      23
5.22    Ownership of Lycos Capital Stock................................      24
5.23    Opinion of Financial Advisors...................................      24

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF LYCOS

6.1     Corporate Organization..........................................      24
6.2     Capitalization..................................................      25
6.3     Authority; No Violation.........................................      25
6.4     Consents and Approvals..........................................      26
6.5     Financial Statements............................................      27
6.6     Broker's Fees...................................................      27
6.7     Absence of Certain Changes or Events............................      27
6.8     Legal Proceedings...............................................      28
6.9     Taxes and Tax Returns...........................................      28
6.10    Employees.......................................................      29
6.11    SEC Reports.....................................................      30
6.12    Compliance with Applicable Law..................................      31
6.13    Intellectual Property; Proprietary Rights; Employee Restrictions      31

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6.14    Certain Contracts...............................................      32
6.15    Undisclosed Liabilities.........................................      33
6.16    Insurance.......................................................      33
6.17    Environmental Liability.........................................      33
6.18    State Takeover Laws.............................................      33
6.19    Year 2000 Compliance............................................      33
6.20    Certain Tax Matters.............................................      34
6.21    Registration Statement..........................................      34
6.22    Ownership of TMCS Capital Stock.................................      34
6.23    Opinion of Financial Advisors...................................      34

                                   ARTICLE VII

 REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO, L MERGER SUB AND T MERGER SUB

7.1     Representations and Warranties of Parent and Newco..............      34
7.2     Corporate Organization of Merger Subs...........................      35
7.3     Capitalization..................................................      35
7.4     Authority; No Violation.........................................      35
7.5     Conduct of Business.............................................      36
7.6     Broker's Fees...................................................      36

                                  ARTICLE VIII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

8.1     Conduct of Businesses Prior to the Effective Time...............      36
8.2     Forbearances....................................................      36

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

9.1     Regulatory Matters..............................................      39
9.2     Access to Information...........................................      40
9.3     No Solicitation.................................................      41
9.4     Stockholders' Approvals.........................................      41
9.5     Legal Conditions to Merger......................................      41
9.6     Affiliates......................................................      42
9.7     Nasdaq Quotation................................................      42
9.8     Employee Benefit Plans..........................................      42
9.9     Indemnification; Directors' and Officers' Insurance.............      43
9.10    Additional Agreements...........................................      44
9.11    Advice of Changes...............................................      44
9.12    Section 16......................................................      44

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9.13    Contribution Agreement..........................................      44
9.14    Other Businesses................................................      45
9.15    Affiliate Sales Agreement.......................................      45
9.16    Limitations on Sale of Parent Shares............................      46
9.17    Promotion.......................................................      46

                                    ARTICLE X

                              CONDITIONS PRECEDENT

10.1    Conditions to Each Party's Obligation to Effect the Mergers.....      46
10.2    Conditions to Obligations of Lycos..............................      47
10.3    Conditions to Obligations of TMCS and Newco.....................      48

                                   ARTICLE XI

                            TERMINATION AND AMENDMENT

11.1    Termination.....................................................      48
11.2    Effect of Termination...........................................      49
11.3    Amendment.......................................................      49
11.4    Extension; Waiver...............................................      50

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.1    Nonsurvival of Representations, Warranties and Agreements.......      50
12.2    Expenses........................................................      50
12.3    Notices.........................................................      50
12.4    Interpretation..................................................      52
12.5    Counterparts....................................................      52
12.6    Entire Agreement................................................      52
12.7    Governing Law...................................................      52
12.8    Publicity.......................................................      52
12.9    Assignment; Third Party Beneficiaries...........................      52
12.10   Standards; Disclosure Schedules.................................      53

Exhibit A - Form of Option Agreements
Exhibit B - Form of Certificate of Designations for Series A Convertible
            Redeemable Preferred Stock
Exhibit 9.6(a) - Form of Affiliate Letter from Lycos Affiliates
Exhibit 9.6(b) - Form of Affiliate Letter from TMCS Affiliates

Ticketmaster Online-CitySearch, Inc. Disclosure Schedule
Lycos, Inc. Disclosure Schedule

                             INDEX OF DEFINED TERMS

                                             Section                             Page No.
                                             -------                             --------

Agreement...............................     Preamble..........................      1
CERCLA..................................     5.17..............................     23
Class A Exchange Ratio..................     3.1(b)............................      4
Class B Exchange Ratio..................     3.1(c)............................      4
Closing.................................     1.2...............................      2
Closing Date............................     1.2...............................      2
Code....................................     3.4(b) ...........................      7
Confidentiality Agreement...............     9.2(b) ...........................     40
Contribution............................     Recitals..........................      1
Contribution Agreement..................     Recitals..........................      1
DGCL....................................     1.1(a) ...........................      2
Dissenting Share........................     3.1(h) ...........................      6
Effective Time..........................     1.1(c) ...........................      2
ERISA...................................     5.10(a) ..........................     19
Excess Class B Shares...................     4.2(e)............................     11
Excess Common Shares....................     4.2(e)............................     11
Excess Shares...........................     4.2(e)............................     11
Exchange Act............................     5.11..............................     20
Exchange Agent..........................     4.1...............................      9
Exchange Fund...........................     4.1...............................      9
GAAP....................................     5.5...............................     15
Goldman Sachs...........................     5.6...............................     17
Government Approvals....................     5.4...............................     15
Governmental Entity.....................     5.4...............................     16
HSN.....................................     9.15..............................     45
HSR Act.................................     5.4...............................     15
Indemnified Parties.....................     9.9(a) ...........................     43
Injunction..............................     10.1(e) ..........................     47
Intellectual Property Rights............     5.13(a) ..........................     20
IRS.....................................     5.9(a) ...........................     18
L Merger Sub............................     Preamble .........................      1
Liens...................................     5.2(b)............................     14
LLC.....................................     Recitals .........................      1
Lycos...................................     Recitals..........................      1
Lycos 10-K..............................     6.5...............................     27
Lycos Benefit Plans.....................     6.10(a) ..........................     29
Lycos Bylaws............................     6.1(a) ...........................     24
Lycos Capital Stock.....................     6.2(a)............................     25
Lycos Certificate.......................     3.1(d)............................      4
Lycos Charter...........................     6.1(a) ...........................     24
Lycos Common Exchange Ratio.............     3.1(a)............................      4

                                             Section                             Page No.
                                             -------                             --------

Lycos Common Stock......................     3.1(a) ...........................      4
Lycos Contract..........................     6.14(a)...........................     32
Lycos Disclosure Schedule...............     Article VI........................     24
Lycos ERISA Affiliate...................     6.10(a) ..........................     29
Lycos Merger............................     Recitals..........................      1
Lycos Preferred Exchange Ratio..........     3.1(a) ...........................      4
Lycos Preferred Stock...................     6.2(a) ...........................     25
Lycos Reports...........................     6.11 .............................     30
Lycos Stock Plans.......................     6.2(a) ...........................     25
Material Adverse Effect.................     5.1(a) ...........................     13
Merger Subs.............................     Preamble..........................      1
Mergers.................................     1.1(b) ...........................      2
NASD....................................     4.2(e)............................     11
Nasdaq..................................     4.2(e)............................     11
New Benefit Plans.......................     9.8(a) ...........................     42
Newco...................................     Preamble..........................      1
Newco Capital Stock.....................     3.1(b)............................      4
Newco Class B Common Stock..............     3.1(b)............................      4
Newco Common Stock......................     3.1(a)............................      4
Newco Convertible Preferred Stock.......     3.1(a)............................      4
Option Agreements.......................     Recitals..........................      1
Parent..................................     Preamble..........................      1
Parent Sunset Threshold.................     9.14(b)...........................     45
Proxy/Information Statement.............     5.4...............................     15
Requisite Regulatory Approvals..........     10.1(c) ..........................     46
Reorganization..........................     Recitals..........................      1
S-4.....................................     5.4...............................     15
SEC.....................................     5.4...............................     15
Securities Act..........................     5.11..............................     20
Section 16 Securities...................     9.12..............................     44
Shares Trust............................     4.2(e)............................     12
Subsidiary..............................     5.1(a)............................     13
Surviving Corporation...................     Recitals..........................      1
T Merger Sub............................     Preamble .........................      1
Tax(es).................................     5.9(b) ...........................     18
TMCS....................................     Preamble..........................      1
TMCS Balance Sheet......................     5.5...............................     16
TMCS Benefit Plans......................     5.10(a) ..........................     18
TMCS Bylaws.............................     5.1(a) ...........................     13
TMCS Capital Stock......................     5.2(a) ...........................     14
TMCS Charter............................     5.1(a) ...........................     13
TMCS Class A Certificate................     3.1(f) ...........................      5
TMCS Class A Common Stock...............     3.1(b) ...........................      4
TMCS Class B Certificate................     3.1(e) ...........................      5

                                             Section                             Page No.
                                             -------                             --------

TMCS Class B Common Stock...............     3.1(c) ...........................      4
TMCS Contract...........................     5.14(a)...........................     22
TMCS Disclosure Schedule................     ArticleV..........................     13
TMCS ERISA Affiliate....................     5.10(a)...........................     19
TMCS Merger.............................     Recitals..........................      1
TMCS Preferred Exchange Ratio...........     3.1(c)............................      4
TMCS Preferred Stock....................     5.2(a) ...........................     13
TMCS Prospectus.........................     5.5...............................     16
TMCS Reports............................     5.11..............................     20
TMCS Stock Plans........................     5.2(a) ...........................     14
Transactions............................     Recitals..........................      1
Wasserstein Perella.....................     6.6...............................     27
Wired Merger Agreement..................     6.2(a) ...........................     25

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 8, 1999 (this "Agreement"), by and among USA Networks, Inc., a Delaware corporation ("Parent"), Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("TMCS"), Lycos, Inc., a Delaware corporation ("Lycos") , USA Interactive Inc., a Delaware corporation ("Newco"), Lemma, Inc., a Delaware corporation ("L Merger Sub"), and Tycho, Inc., a Delaware corporation ("T Merger Sub" and together with L Merger Sub, the "Merger Subs").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Boards of Directors of Parent, Lycos, Newco, L Merger Sub and T Merger Sub have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which (i) T Merger Sub, a wholly owned subsidiary of Newco, will, subject to the terms and conditions set forth herein, merge with and into TMCS (the "TMCS Merger"), so that TMCS is the surviving corporation in the TMCS Merger, and (ii) L Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Lycos (the "Lycos Merger" and, together with the TMCS Merger, the "Reorganization"), so that Lycos is the surviving corporation in the Lycos Merger (each of Lycos and TMCS herein sometimes referred to in its capacity as the surviving corporation in the Lycos Merger and the TMCS Merger, respectively, the "Surviving Corporation"); and

         WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, Parent, Newco and USANi LLC, a Delaware limited liability company ("LLC"), are entering into a contribution agreement (the "Contribution Agreement") that provides for the contribution of certain businesses of Parent and its Subsidiaries to Newco (the "Contribution" and, together with the Reorganization, the "Transactions"); and

         WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, Parent and TMCS are each entering into a stock option agreement with Lycos with respect to shares of common stock of Lycos in the forms attached hereto as Exhibit A (the "Option Agreements"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I


                              THE MERGERS; CLOSING

         1.1 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time:

         (a) L Merger Sub shall be merged with and into Lycos in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Lycos shall be the surviving corporation in the Lycos Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Lycos Merger, Lycos shall become a wholly owned Subsidiary of Newco and the separate corporate existence of L Merger Sub shall terminate. The Lycos Merger shall have the effects and consequences specified in Sections 259 and 261 of the DGCL .

         (b) T Merger Sub will be merged with and into TMCS in accordance with the applicable provisions of the DGCL. TMCS shall be the surviving corporation in the TMCS Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the TMCS Merger, TMCS shall become a wholly owned Subsidiary of Newco and the separate corporate existence of T Merger Sub shall terminate. The TMCS Merger shall have the effects and consequences specified in Sections 259 and 261 of the DGCL. The term "Mergers" shall mean the Lycos Merger and the TMCS Merger.

         (c) The term "Effective Time" shall mean the time and date which is the later of (i) the date and time of the filing of the certificate of merger relating to the Lycos Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by Delaware law) and (ii) the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the TMCS Merger (or such other date and time as may be specified in such certificate as may be permitted by Delaware law).

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m., local time, on the third business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article X shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent, Lycos and TMCS may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE II


              DIRECTORS AND OFFICERS, CERTIFICATES OF INCORPORATION
                            AND CERTAIN OTHER MATTERS

         2.1 Directors. The Board of Directors of Newco at the Effective Time shall consist of a majority of directors appointed by Parent, the Chief Executive Officer of Lycos, the Chief Financial Officer of Lycos and one additional director, who shall serve for at least a one-year term, to be selected prior to the Closing by the mutual agreement of Lycos and Parent, such agreement not to be unreasonably withheld. The directors of Lycos Merger Sub immediately prior to the Effective Time shall be the directors of the surviving corporation of the Lycos Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The directors of T Merger Sub immediately prior to the Effective Time shall be the directors of the surviving corporation of the TMCS Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

         2.2 Officers. At the Effective Time, the Chief Executive Officer of Parent shall be Chairman of the Board of Directors of Newco, the Chief Executive Officer of Lycos shall be Chief Executive Officer of Newco and the Chief Financial Officer of Lycos shall be Chief Financial Officer of Newco, in each case, until their successors are duly appointed or elected in accordance with applicable law. The officers of Lycos and TMCS immediately prior to the Effective Time shall be the officers of the surviving corporations of the Lycos Merger and the TMCS Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

         2.3 Certificate of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation and By-Laws of Newco shall be amended to (a) change the name of Newco to "USA/Lycos Interactive Networks, Inc." and (b) to provide that at such time as Parent, the LLC and their respective Subsidiaries no longer own a number of shares of Newco Common Stock or Newco Class B Common Stock at least equal to the Parent Sunset Threshold, all shares of Newco Class B Common Stock owned directly or indirectly by such entities shall be promptly exchanged for an equal number of shares of Newco Common Stock pursuant to the Newco Certificate of Incorporation, provided that any such exchange shall be postponed in order to comply with applicable securities laws and not to cause Parent, LLC or their respective Subsidiaries adverse tax consequences. Such amendments shall be reasonably satisfactory to Parent, Lycos and TMCS. At the Effective Time, the Certificate of Incorporation and By-Laws of the Surviving Corporation in the Lycos Merger and the TMCS Merger, respectively, shall be amended to provide for substantially identical terms as the Certificate of Incorporation and By-Laws of L Merger Sub and T Merger Sub, respectively, immediately prior to the Effective Time and such Certificates of Incorporation and By-Laws of the Surviving Corporations, respectively, as so amended, shall be the Certificate and By-Laws of the Surviving Corporation in the Lycos Merger and the TMCS Merger, respectively, in each case, until thereafter amended in accordance with applicable law.

                                   ARTICLE III

                 EFFECT OF THE REORGANIZATION ON THE SECURITIES
                   OF LYCOS, TMCS AND THE MERGER SUBSIDIARIES

         3.1 Conversion of Common Stock. At the Effective Time, by virtue of the Lycos Merger and the TMCS Merger and without any action on the part of Lycos, TMCS, Newco or the holder of any of the following securities:

         (a) Subject to Section 4.2(e), each share of common stock, par value $.01 per share, of Lycos ("Lycos Common Stock") issued and outstanding immediately prior to the Effective Time, except for shares of Lycos Common Stock owned by Lycos as treasury stock or owned, directly or indirectly, by Lycos, L Merger Sub, TMCS, T Merger Sub, Newco or any of their respective wholly owned subsidiaries, shall be converted into the right to receive (i) 1.0 share (the "Lycos Common Exchange Ratio") of common stock, par value $.01 per share, of Newco ("Newco Common Stock") and (ii) 0.2963 of a share (the "Lycos Preferred Exchange Ratio") of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of Newco ("Newco Convertible Preferred Stock"), with the designations, powers, preferences, rights and qualifications, limitations and restrictions substantially as set forth in Exhibit B hereto.

         (b) Subject to Section 4.2(e), each share of Class A common stock, par value $.01 per share, of TMCS ("TMCS Class A Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.4464 of a share (the "Class A Exchange Ratio") of Class B common stock, par value $.01 per share, of Newco (the "Newco Class B Common Stock" and together with Newco Common Stock and Newco Convertible Preferred Stock, "Newco Capital Stock").

         (c) Subject to Section 4.2(e), each share of the Class B common stock, par value $.01 per share, of TMCS ("TMCS Class B Common Stock") issued and outstanding immediately prior to the Effective Time, except for shares of TMCS Class B Common Stock owned by TMCS as treasury stock or owned, directly or indirectly, by TMCS, T Merger Sub, Lycos, L Merger Sub, Newco or any of their respective wholly owned subsidiaries, shall be converted into the right to receive (i) 0.4464 of a share (the "Class B Exchange Ratio") of Newco Common Stock and (ii) 0.0584 of a share of Newco Convertible Preferred Stock (the "TMCS Preferred Exchange Ratio").

         (d) All of the shares of Lycos Common Stock converted into the right to receive Newco Common Stock and Newco Convertible Preferred Stock pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Lycos Certificate") previously representing any such shares of Lycos Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of Newco Common Stock, cash in lieu of fractional shares and a certificate representing the number of shares of Newco Convertible Preferred Stock into which the shares of Lycos Common Stock represented by such Lycos Certificate have been converted pursuant to this
Section 3.1 and Section 4.2(e). Lycos Certificates previously repre-senting shares of Lycos Common Stock shall be exchanged for certificates representing whole shares of Newco Common Stock, cash in lieu of fractional shares and certificates representing shares of Newco Convertible Preferred Stock issued in consideration therefor upon the surrender of such Lycos Certificates in accordance with Section 4.2, without any interest thereon. If, prior to the consummation of the Lycos Merger, the outstanding shares of Lycos Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to each of the Lycos Common Exchange Ratio and the Lycos Preferred Exchange Ratio.

         (e) All of the shares of TMCS Class B Common Stock converted into the right to receive Newco Common Stock and Newco Convertible Preferred Stock pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "TMCS Class B Certificate") previously representing any such shares of TMCS Class B Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of Newco Common Stock, cash in lieu of fractional shares of Newco Common Stock and a certificate representing the number of shares of Newco Convertible Preferred Stock into which the shares of TMCS Class B Common Stock represented by such TMCS Class B Certificate have been converted pursuant to this Section 3.1 and
Section 4.2(e). TMCS Class B Certificates previously representing shares of TMCS Class B Common Stock shall be exchanged for certificates representing whole shares of Newco Common Stock, cash in lieu of fractional shares and certificates representing shares of Newco Convertible Preferred Stock issued in consideration therefor upon the surrender of such TMCS Class B Certificates in accordance with
Section 4.2, without any interest thereon. If, prior to the consummation of the TMCS Merger, the outstanding shares of TMCS Class B Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to each of the Class B Exchange Ratio and the TMCS Preferred Exchange Ratio.

         (f) All of the shares of TMCS Class A Common Stock converted into the right to receive Newco Class B Common Stock pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "TMCS Class A Certificate") previously representing any such shares of TMCS Class A Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of Newco Class B Common Stock and cash in lieu of fractional shares into which the shares of TMCS Class A Common Stock represented by such TMCS Class A Certificate have been converted pursuant to this Section 3.1 and Section 4.2(e). TMCS Class A Certificates previously representing shares of TMCS Class A Common Stock shall be exchanged for certificates representing whole shares of Newco Class B Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such TMCS Class A Certificates in accordance with Section 4.2, without any interest thereon. If, prior to the consummation of the TMCS Merger, the outstanding shares of TMCS Class A

Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Class A Exchange Ratio.

         (g) At the Effective Time, (i) all shares of Lycos Common Stock that are owned, directly or indirectly, by Lycos, TMCS, T Merger Sub, Newco or any of their respective wholly owned Subsidiaries (other than L Merger Sub) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor and (ii) all shares of TMCS Class B Common Stock that are owned, directly or indirectly, by Lycos, TMCS, L Merger Sub or Newco or any of their respective wholly owned Subsidiaries (other than T Merger Sub) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor. At the Effective Time, (i) all shares of Lycos Common Stock that are owned by L Merger Sub or any of its wholly owned Subsidiaries shall as of the Effective Time become treasury shares of Lycos Common Stock and (ii) all shares of TMCS Class B Common Stock that are owned by T Merger Sub or any of its wholly owned Subsidiaries shall as of the Effective Time become treasury shares of TMCS Class B Common Stock.

         (h) Notwithstanding anything in this Agreement to the contrary, with respect to each share of TMCS Class A Common Stock as to which the holder thereof shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (each a "Dissenting Share"), such holder will be entitled to payment, solely from the surviving corporation of the TMCS Merger, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by the DGCL, affirmatively withdraws his or her demand for appraisal of such Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the surviving corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder will forfeit such right to payment for such Dissenting Shares pursuant to Section 262 and, as of the later of the Effective Time or the occurrence of such event, such holder's TMCS Class A Certificate will automatically be converted into and represent only the right to receive the consideration to which such holder would have been entitled pursuant to the TMCS Class A Exchange Ratio, without any interest thereon, upon surrender of such TMCS Class A Certificate.

         3.2 Cancellation of Newco Stock. At the Effective Time, each share of the capital stock of Newco issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist.

         3.3 Merger Subs Stock. At the Effective Time, each share of common stock of L Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation of the Lycos Merger. At the Effective Time, each share of common stock of T Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation of the TMCS Merger.

         3.4 Lycos Options. (a) At the Effective Time, each option granted by Lycos to purchase shares of Lycos Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Lycos Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock and shares of Newco Convertible Preferred Stock in an amount, at an exercise price and on the vesting schedule determined as provided below (and otherwise subject to the terms of the Lycos Stock Plans, as the case may be, and the agreements evidencing grants thereunder):

                  (i) The number of shares of Newco Common Stock and of Newco Convertible Preferred Stock, respectively, to be subject to the new option shall be equal to (A) the product of the number of shares of Lycos Common Stock subject to the original option and the Lycos Common Exchange Ratio and (B) the product of the number of shares of Lycos Common Stock subject to the original option and the Lycos Preferred Exchange Ratio, provided that any fractional shares of Newco Common Stock or Newco Convertible Preferred Stock resulting from such calculations shall be rounded to the nearest whole share.

                  (ii) The exercise price for the combination of one share of Newco Common Stock and a number of shares of Newco Convertible Preferred Stock equal to the ratio of the Lycos Preferred Exchange Ratio to the Lycos Common Exchange Ratio under the new option shall be equal to the exercise price per share of Lycos Common Stock under the original option divided by the Lycos Common Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

                  (iii) Each vesting date with respect to any such option or portion thereof (other than those held by the Chief Executive Officer of Lycos and the Chief Financial Officer of Lycos pursuant to employment agreements dated as of the date hereof), to the extent such date has not occurred prior to the Effective Time, shall be deemed to be a date that is six months earlier than the original vesting date for such option or portion thereof.

         (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Lycos shall be deemed to be references to Newco.

         (c) Notwithstanding anything to the contrary in this Section 3.4, each of Lycos and Newco agrees to cooperate from and after the date hereof and before the Effective Time to effect such amendments to the Lycos Stock Plans and the agreements evidencing options thereunder so that each option converted pursuant to this Section 3.4 shall be, if exercised following the period for conversion of the Newco Convertible Preferred Stock, exercisable for such additional shares of Newco Common Stock as the holder thereof would have been entitled to receive in respect of a share of Newco Convertible Preferred Stock covered by such option had such option been ex-ercised and such share of Newco Convertible Preferred Stock converted during such period for conversion.

         3.5 TMCS Class B Options. (a) At the Effective Time, each option granted by TMCS to purchase shares of TMCS Class B Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of TMCS Class B Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock and of Newco Convertible Preferred Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the TMCS Stock Plans, as the case may be, and the agreements evidencing grants thereunder):

                  (i) The number of shares of Newco Common Stock and of Newco Convertible Preferred Stock, respectively, to be subject to the new option shall be equal to (A) the product of the number of shares of TMCS Class B Common Stock subject to the original option and the Class B Exchange Ratio and (B) the product of the number of shares of TMCS Class B Common Stock subject to the original option and the TMCS Preferred Exchange Ratio, provided that any fractional shares of Newco Common Stock or of Newco Convertible Preferred Stock resulting from such calculations shall be rounded to the nearest whole share; and

                  (ii) The exercise price for the combination of one share of Newco Common Stock and a number of shares of Newco Convertible Preferred Stock equal to the ratio of the TMCS Preferred Exchange Ratio to the Class B Exchange Ratio under the new option shall be equal to the exercise price per share of TMCS Class B Common Stock under the original option divided by the TMCS Common Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

         (b) The adjustment provided herein with respect to any options which are "incentive stock options" shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to TMCS shall be deemed to be references to Newco.

         (c) Notwithstanding anything to the contrary in Section 3.5(a) or 3.6(a), each of Newco and TMCS agrees to cooperate from and after the date hereof and before the Effective Time to effect such amendments to the TMCS Stock Plans and the agreements evidencing options thereunder so that each option to purchase TMCS Class B Common Stock or TMCS Class A Common Stock converted pursuant to Section 3.5(a) or 3.6(a) shall be, if exercised following the period for conversion of the Newco Convertible Preferred Stock, exercisable for such additional shares of Newco Common Stock as the holder thereof would have been entitled to receive in respect of a share of Newco Convertible Preferred Stock covered by such option had such option been exercised and such share of Newco Convertible Preferred Stock converted on the Conversion Date (as such term is defined in Exhibit B hereto).

         3.6 TMCS Class A Options. (a) At the Effective Time, each option granted by TMCS to purchase shares of TMCS Class A Common Stock which is outstanding and unexer-cised immediately prior thereto shall cease to represent a right to acquire shares of TMCS Class A Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock and Newco Convertible Preferred Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the TMCS Stock Plans, as the case may be, and the agreements evidencing grants thereunder):

                  (i) The number of shares of Newco Common Stock and Newco Convertible Preferred Stock, respectively, to be subject to the new option shall be equal to (A) the product of the number of shares of TMCS Class A Common Stock subject to the original option and the Class B Exchange Ratio and (B) the product of the number of shares of TMCS Class A Common Stock subject to the original option and the TMCS Preferred Exchange Ratio, provided that any fractional shares of Newco Common Stock and Newco Convertible Preferred Stock resulting from such calculations shall be rounded to the nearest whole share; and

                  (ii) The exercise price for the combination of one share of Newco Common Stock and a number of shares of Newco Convertible Preferred Stock equal to the ratio of the TMCS Preferred Exchange Ratio to the Class B Exchange Ratio under the new option shall be equal to the exercise price per share of TMCS Class A Common Stock under the original option divided by the Class B Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

         (b) The adjustment provided herein with respect to any options which are "incentive stock options" shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to TMCS shall be deemed to be references to Newco.

         3.7 Tax Consequences. It is intended that each of the Lycos Merger and the TMCS Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Reorganization and the Contribution, taken together, shall constitute an exchange of the kind described in Section 351 of the Code.


                                   ARTICLE IV

                               EXCHANGE OF SHARES

         4.1 Newco to Make Shares Available. At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with a bank or trust company designated by Newco and reasonably acceptable to Lycos and TMCS (the "Exchange Agent"), for the benefit of the holders of Lycos Certificates, TMCS Class A Certificates and TMCS Class B Certificates, for exchange in accordance with this Article IV, certificates representing the shares of Newco Common Stock, Newco Class B Common Stock, and Newco Convertible Preferred Stock (such certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to
Section 3.1 and paid pursuant to Section 4.2(a) in exchange for outstanding shares of Lycos Common Stock, TMCS Class A Common Stock and TMCS Class B Common Stock, as the case may be.

         4.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Lycos Certificates, TMCS Class A Certificates and TMCS Class B Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of the certificates to the Exchange Agent) and instructions for use in effecting the surrender of such certificates in exchange for certificates representing the shares of Newco Common Stock, Newco Class B Common Stock, Newco Convertible Preferred Stock, as the case may be, and any cash in lieu of fractional shares into which the shares represented by such certificate or certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Lycos Certificate, TMCS Class A Certificate or TMCS Class B Certificate or Certificates, as the case may be, for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, and any other required documents the holder of such certificate or certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Newco Common Stock and a certificate representing that number of shares of Newco Convertible Preferred Stock, in the case of a holder of Lycos Common Stock or a holder of TMCS Class B Common Stock, or a certificate representing that number of whole shares of Newco Class B Common Stock, in the case of a holder of TMCS Class A Common Stock, in each case, to which such holder shall have become entitled pursuant to the provisions of Article III and
(ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the certificate or certificates surrendered pursuant to the provisions of this Article IV, and the certificate or certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of such certificates.

         (b) No dividends or other distributions declared with respect to Newco Common Stock, Newco Class B Common Stock or Newco Convertible Preferred Stock and payable to holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Lycos Certificate, TMCS Class A Certificate or TMCS Class B Certificate until the holder thereof shall surrender such certificate in accordance with this Article IV. After the surrender of such a certificate in accordance with this Article IV, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock, Newco Class B Common Stock and Newco Convertible Preferred Stock represented by such certificate.

         (c) If any certificate representing shares of Newco Common Stock, Newco Class B Common Stock or Newco Convertible Preferred Stock is to be issued in a name other than that in which the certificate or certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the certificate or certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock, Newco Class B Common Stock or Newco Convertible Preferred Stock in any name other than that of the registered holder of the certificate or certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of Lycos of the shares of Lycos Common Stock, or on the stock transfer books of TMCS of shares of TMCS Class A Common Stock or TMCS Class B Common Stock, in each case, that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock, or Newco Class B Common Stock and Newco Convertible Preferred Stock, in each case, as provided in this Article IV.

         (e) No Issuance of Fractional Shares

                  (i) No certificates or scrip for fractional shares of Newco Common Stock or Newco Class B Common Stock shall be issued upon the surrender for exchange of Lycos Certificates, TMCS Class A Certificates or TMCS Class B Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Newco.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine (A) the excess of the number of full shares of Newco Common Stock delivered to the Exchange Agent by Newco pursuant to Section 4.1 over the aggregate number of full shares of Newco Common Stock to be distributed to holders of Lycos Common Stock and TMCS Class B Common Stock pursuant to Section 4.2(a) (such excess being herein called the "Excess Common Shares") and (B) the excess of the number of full shares of Newco Class B Common Stock delivered to the Exchange Agent by Newco pursuant to Section 4.1 over the aggregate number of full shares of Newco Class B Common Stock to be distributed to holders of TMCS Class A Common Stock pursuant to Section 4.2(a) (such excess being herein called the "Excess Class B Shares" and, together with the Excess Common Shares, the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Newco Common Stock and Newco Class B Common Stock, as the case may be, shall sell the Excess Common Shares and Excess Class B Shares at then prevailing prices for Newco Common Stock (it being understood that the Excess Class B Shares shall first be converted pursuant to their terms to shares of Newco Common Stock prior to such sale) on the Nasdaq National Market tier of The Nasdaq Stock Market ("Nasdaq"), all in the manner provided in paragraph (iii) of this Section 4.2(e).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on Nasdaq by one or more member firms of the National Association of Securities Dealers, Inc. (the "NASD") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Newco

         Common Stock or Newco Class B Common Stock, as the case may be, the Exchange Agent shall hold such proceeds in trust for the holders of such stock (the "Shares Trust"). Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Shares Trust to which each holder of Newco Common Stock or Newco Class B Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Newco Common Stock or Newco Class B Common Stock, as applicable, is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Newco Common Stock or Newco Class B Common Stock, as applicable, are entitled.

                  (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Newco Common Stock and Newco Class B Common Stock, as the case may be, in lieu of fractional share interests, the Exchange Agent shall make available such amounts to such holders, net of any applicable withholding tax.

         (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Lycos or TMCS for 12 months after the Effective Time shall be paid to Newco. Any former stockholders of Lycos or TMCS who have not theretofore complied with this Article IV shall thereafter look only to Newco for payment of the shares of Newco Common Stock, Newco Class B Common Stock, Newco Convertible Preferred Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on Newco Common Stock, Newco Class B Common Stock or Newco Convertible Preferred Stock deliverable in respect of each share of Lycos Common Stock, TMCS Class A Common Stock or TMCS Class B Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Lycos, TMCS, Newco, the Exchange Agent or any other person shall be liable to any former holder of shares of Lycos Common Stock, TMCS Class A Common Stock or TMCS Class B Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Lycos Certificate, TMCS Class A Certificate or TMCS Class B Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Newco, the posting by such person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Newco Common Stock, Newco Class B Common Stock, Newco Convertible Preferred Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TMCS

         Except as disclosed in the TMCS disclosure schedule delivered to Lycos and Newco concurrently herewith (the "TMCS Disclosure Schedule") and subject to the standard set forth in Section 12.10, TMCS hereby represents and warrants to Lycos and Newco as follows:

         5.1 Corporate Organization. (a) TMCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TMCS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on TMCS. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Lycos or TMCS, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Amended and Restated Certificate of Incorporation of TMCS ( the "TMCS Charter") and Amended and Restated By-Laws of TMCS (the "TMCS Bylaws"), as in effect as of the date of this Agreement, have previously been made available by TMCS to Newco and Lycos.

         (b) Each TMCS Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, if applicable, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on TMCS and
(iii) has all requisite corporate, partnership or similar power and authority to own or lease its properties and assets and to carry on its business as now conducted.

         5.2 Capitalization. (a) The authorized capital stock of TMCS consists of (i) 352,883,506 shares of TMCS Common Stock of which 100 million shares are designated as shares of TMCS Class A Common Stock, 250 million shares are designated as shares of TMCS Class B Common Stock and 2,883,506 shares are designated as shares of TMCS Class C Common Stock, and (ii) 2 million shares of preferred stock, par value $.01 per share, of TMCS ("TMCS Preferred Stock"). As of February 5, 1999, 63,070,884 shares of TMCS Class A Common Stock were issued and outstanding and no shares thereof were held in treasury, 8,392,109 shares of TMCS Class B Common Stock were issued and outstanding and no shares thereof were held in treasury, no shares of TMCS Class C Common Stock were issued and outstanding or held in treasury, and no shares of TMCS Preferred Stock were outstanding or held in treasury. All of the issued and outstanding shares of TMCS Common Stock (together with the TMCS Preferred Stock, the "TMCS Capital Stock") have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to this Agreement, the outstanding TMCS Class A Common Stock and the terms of stock options issued pursuant to the 1998 Employee Stock Purchase Plan and the CitySearch, Inc. 1996 Stock Option Plan as in effect as of the date hereof (the "TMCS Stock Plans"), TMCS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of TMCS Capital Stock or any other equity securities of TMCS or any securities representing the right to purchase or otherwise receive any shares of TMCS Capital Stock. As of the date hereof, no shares of TMCS Capital Stock were reserved for issuance, except for (i) shares of TMCS Class A Common Stock and, as disclosed on Schedule 5.2(a) of the TMCS Disclosure Schedule, shares of TMCS Class B Common Stock reserved for issuance upon the exercise of stock options pursuant to the TMCS Stock Plans, (ii) shares of TMCS Class B Common Stock reserved for issuance upon conversion of the outstanding shares of TMCS Class A Common Stock; and (iii) approximately 800,000 shares reserved for issuance or which TMCS otherwise is committed to issue in respect of the transactions contemplated by the definitive agreement to acquire City Auction. Since February 5, 1999, TMCS has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. TMCS has previously provided or promptly after the date hereof will provide Lycos and Newco with a list of the option holders, the date of each option to purchase TMCS Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the applicable TMCS Stock Plan.

         (b) TMCS owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the TMCS Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No TMCS Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         5.3 Authority; No Violation. (a) TMCS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized (including such authorization as may be required so that no state anti-takeover statute or similar statute or regulation, including, without limitation, Section 203 of the DGCL, is or becomes operative with respect to this Agreement or the transactions contemplated hereby) and this Agreement has been duly and validly adopted, by the Board of Directors of TMCS. The Board of Directors of TMCS has directed that an information statement describing this Agreement and the transactions contemplated hereby be mailed to TMCS's stockholders and, except for (i) obtaining the requisite vote of the holders of TMCS Class A Common Stock and TMCS Class B Common Stock, voting together as a single class, for the adoption of this Agreement and the transactions contemplated hereby (it being understood that, pursuant to Section 9.4(b) hereof, Parent has agreed to cause to be voted in favor of the adoption of this Agreement the shares of TMCS Class A Common Stock it owns or the votes of which it controls, and that such number of shares is sufficient to obtain such stockholder approval) and (ii) the filing by TMCS with the Delaware Secretary of State of a certificate of merger with respect to the TMCS Merger and the matters contemplated by Article I of this Agreement, no other corporate proceedings on the part of TMCS are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TMCS and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of TMCS, enforceable against TMCS in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by TMCS nor the consummation by TMCS of the transactions contemplated hereby, nor compliance by TMCS with any of the terms or provisions hereof, will (i) violate any provision of the TMCS Charter or TMCS By-Laws or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TMCS, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TMCS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TMCS or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on TMCS.

         5.4 Consents and Approvals. Except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "Government Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy/information statement in definitive form relating to the meeting of Lycos's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (which shall also constitute an information statement in definitive form to be mailed to TMCS stockholders) (the "Proxy/Information Statement"), and of the registration statement on Form S-4 (the "S-4") of Newco in which the Proxy/Information Statement will be included as a prospectus, (iv) the filing of Certificates of Merger with respect to the TMCS Merger and the Lycos Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Newco Capital Stock pursuant to this Agreement, (vi) the filing of applications for the authorization for quotation on Nasdaq of the shares of Newco Common Stock and Newco Convertible Preferred Stock to be issued pursuant to the Transactions and the approvals thereof and (vii) the approval of this Agreement by the requisite vote of the stockholders of Lycos and TMCS, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by TMCS of this Agreement and (B) the consummation by TMCS of the Reorganization and the other transactions contemplated hereby.

         5.5 Financial Statements. TMCS has previously made available to Lycos copies of (a) the unaudited condensed balance sheets of TMCS and its Subsidiaries as of December 31, 1998, and the related unaudited condensed combined statements of operations for the year ended December 31, 1998 and the fiscal year ended January 31, 1998; (b) the audited balance sheets of TMCS as of January 31, 1997 and 1998 and the related statements of operations, stockholders' equity and cash flows for the three fiscal years in the period ended January 31, 1998, in each case, accompanied by the audit report of Ernst and Young LLP, independent public accountants with respect to TMCS; and (c) the audited consolidated balance sheets of the predecessors of TMCS as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period commencing September 20, 1995 and ending on December 31, 1997, in each case, accompanied by the audit report of Ernst and Young LLP, independent public accountants with respect to the predecessor of TMCS; in each case, except for subsection 5.5(a), as set forth in the prospectus, dated December 2, 1998, filed with the SEC on December 2, 1998 (the "TMCS Prospectus"). The unaudited condensed balance sheet of TMCS as of December 31, 1998, together with the notes thereto, is referred to herein as the "TMCS Balance Sheet". The TMCS Balance Sheet (including the related notes, where applicable) is based on the historical financial statements of TMCS and the predecessors to TMCS as adjusted. The financial statements should be read in conjunction with the audited and unaudited financial statements, including the related notes where applicable, of TMCS and the predecessor to TMCS. The TMCS Balance Sheet fairly presents in all material respects the consolidated financial position of TMCS and its Subsidiaries as of the date thereof. The audited and unaudited historical financial statements referred to in this Section 5.5 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of TMCS and its Subsidiaries or, as the case may be, its predecessors, for the respective fiscal periods or as of the respective dates therein set forth, subject to normal adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of TMCS and its Subsidiaries have been, and are being, maintained in all material respects in ac-cordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         5.6 Broker's Fees. Other than Goldman, Sachs & Co. ("Goldman Sachs"), neither TMCS nor any TMCS Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Transactions. A true and complete copy of Goldman Sachs' engagement letter with respect to the Transactions has been previously delivered to the other parties hereto.

         5.7 Absence of Certain Changes or Events. (a) Except as publicly disclosed in the TMCS Reports filed prior to the date hereof, since January 31, 1998, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         (b) Except as disclosed in the TMCS Reports filed prior to the date hereof, since January 31, 1998, TMCS and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Since January 31, 1998, neither TMCS nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of January 31, 1998, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses (other than customary year-end bonuses for the year ended December 31, 1998) or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which will, either individually or in the aggregate, have a Material Adverse Effect on TMCS.

         5.8 Legal Proceedings. (a) Except as disclosed in the TMCS Reports filed prior to the date hereof, neither TMCS nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of TMCS's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TMCS or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreements which, in any such case, is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on TMCS.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon TMCS, any of its Subsidiaries or the assets of TMCS or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         5.9 Taxes and Tax Returns. (a) Each of TMCS and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made adequate provision for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS. Except as would not, individually or in the aggregate, have a Material Adverse Effect on TMCS, there are no disputes pending, or claims asserted for, Taxes or assessments upon TMCS or any of its Subsidiaries for which TMCS does not have adequate reserves. In addition, (A) proper and accurate amounts have been withheld by TMCS and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS, (B) federal, state, and local returns which are accurate and complete in all material respects have been filed by TMCS and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or adequate provision therefor has been included by TMCS in its consolidated financial statements, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS and (D) there are no Tax liens upon any property or assets of TMCS or its Subsidiaries except liens for current taxes not yet due or liens that will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS. Neither TMCS nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by TMCS or any of its Subsidiaries, and the Internal Revenue Service (the "IRS") has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or will have, either individually or in the aggregate, a Material Adverse Effect on TMCS. Except as set forth in the financial statements described in Section 6.5, neither TMCS nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which will have, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

         (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by TMCS or any Subsidiary of TMCS under any contract, plan, program, arrangement or understanding will have, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         5.10 Employees. (a) Promptly following the date hereof, TMCS will deliver a true and complete list of each material employee or director benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "TMCS Benefit

Plans") by TMCS, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "TMCS ERISA Affiliate"), all of which together with TMCS would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (b) TMCS has heretofore made or promptly following the date hereof will make available to Lycos true and complete copies of each of the TMCS Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such TMCS Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such TMCS Benefit Plan.

         (c) (i) Each of the TMCS Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the TMCS Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such TMCS Benefit Plan, (iii) with respect to each TMCS Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such TMCS Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such TMCS Benefit Plan's actuary with respect to such TMCS Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such TMCS Benefit Plan allocable to such accrued benefits, (iv) no TMCS Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of TMCS or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of TMCS or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by TMCS, its Subsidiaries or any TMCS ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to TMCS, its Subsidiaries or any TMCS ERISA Affiliate of incurring a material liability thereunder, (vi) no TMCS Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by TMCS or its Subsidiaries as of the Effective Time with respect to each TMCS Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of TMCS, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which TMCS, its Subsidiaries or any TMCS Benefit Plan will be subject to either a material civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of TMCS there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the TMCS Benefit Plans or any trusts related thereto that will have, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of TMCS or any of its affiliates from TMCS or any of its affiliates under any TMCS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TMCS Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits which will, either individually or in the aggregate, have a Material Adverse Effect on TMCS.

         5.11 SEC Reports. TMCS has previously made available to Lycos an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1998 by TMCS or any of its predecessors with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "TMCS Reports") and prior to the date hereof and (b) communication mailed by TMCS or any of its predecessors to its stockholders since January 1, 1998 and prior to the date hereof, and no such TMCS Report or communication (including without limitation the TMCS Prospectus), as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1998, as of their respective dates, all TMCS Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         5.12 Compliance with Applicable Law. Except as disclosed in the TMCS Reports filed prior to the date hereof, TMCS and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to TMCS or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on TMCS.

         5.13 Intellectual Property; Proprietary Rights; Employee Restrictions.
(a) All material registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by TMCS or its Subsidiaries in their respective businesses, are owned by TMCS or such Subsidiaries by operation of law, or have been validly assigned to TMCS or such Subsidiaries or TMCS otherwise has the right to use such Intellectual Property Rights in its business as currently conducted. TMCS believes that the Intellectual Property Rights are sufficient to carry on the business of TMCS as presently conducted. TMCS or one of its Subsidiaries has exclusive ownership of or a license to use all Intellectual Property Rights used by TMCS or its Subsidiaries in TMCS's business as presently conducted, including all other registered Intellectual Property Rights used in connection with or contained in all versions of TMCS's World Wide Web sites and all licenses, assignments and releases of Intellectual Property Rights of others without which TMCS or its Subsidiaries could not offer the services they currently offer or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its services, except as would not, individually or in the aggregate, have a Material Adverse Effect on TMCS. The present business activities or products of TMCS do not infringe any Intellectual Property Rights of others, except as would not, individually or in the aggregate, have a Material Adverse Effect on TMCS. To its knowledge, TMCS has not received any notice or other claim from any person asserting that any of TMCS's present activities infringe or may infringe any Intellectual Property Rights of such person.

         (b) Except as would not have a Material Adverse Effect on TMCS or as disclosed in the TMCS Reports filed prior to the date hereof, (i) TMCS has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information required for its services or its business as presently conducted or contemplated; (ii) TMCS has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information; (iii) all employees and consultants of TMCS or its Subsidiaries involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements to protect the confidentiality of TMCS's trade secrets and other confidential information and to vest in TMCS exclusive ownership of such Intellectual Property Rights; (iv) to the knowledge of TMCS, all trade secrets and other confidential information of TMCS are not part of the public domain or knowledge, nor, to the knowledge of TMCS, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for TMCS; and (v) to the knowledge of TMCS, no employee or consultant of TMCS or any or its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for TMCS or such Subsidiary.

         (c) To the knowledge of TMCS, no university, government agency (whether federal or state) or other organization sponsored research and development conducted by TMCS or any of its Subsidiaries or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights there of TMCS. TMCS is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its technology or services, or any violation of the confidentiality of any of its proprietary information. To TMCS's knowledge, TMCS is not making unlawful use of any confidential information or trade secrets of any past or present employees of TMCS or any of its Subsidiaries. For the purposes of this Section 5.13, and except where the context otherwise requires, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by TMCS or its Subsidiaries, inventions, trade dress, logos and designs.

         5.14 Certain Contracts. (a) Neither TMCS nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from TMCS, Newco, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the TMCS Reports, (iv) which materially restricts the conduct of any line of business by TMCS or upon consummation of the Transactions will materially restrict the ability of Newco to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of the Transactions, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. TMCS has previously made or promptly following the date hereof will make available to Lycos true and correct copies of all material employment and deferred compensation agreements which are in writing and to which TMCS is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 5.14(a), whether or not set forth in the TMCS Disclosure Schedule, is referred to herein as a "TMCS Contract," and neither TMCS nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, will have a Material Adverse Effect on TMCS.

         (b) (i) Each TMCS Contract is valid and binding on TMCS or any of its Subsidiaries, as applicable, and in full force and effect, (ii) TMCS and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each TMCS Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on TMCS, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of TMCS or any of its Subsidiaries under any such TMCS Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on TMCS.

         5.15 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated TMCS Balance Sheet and for liabilities incurred in the ordinary course of business consistent with past practice, since September 28, 1998, neither TMCS nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on TMCS.

         5.16 Insurance. TMCS and its Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to TMCS and its Subsidiaries.

         5.17 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on TMCS of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or, to TMCS's knowledge, threatened against TMCS, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on TMCS. To the knowledge of TMCS, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, individually or in the aggregate, have a Material Adverse Effect on TMCS. TMCS is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on TMCS.

         5.18 State Takeover Laws. Section 203 of the DGCL will not apply to this Agreement or any of the transactions contemplated hereby or thereby.

         5.19 Year 2000 Compliance. TMCS has adopted and implemented a commercially reasonable plan to provide (a) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems or online operations of TMCS or its Subsidiaries and (b) that the impacts of such change on the vendors and customers of TMCS and its Subsidiaries will not have a Material Adverse Effect on TMCS. In TMCS's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to Lycos will be required in order to cause the information and business systems of TMCS and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. TMCS reasonably expects that it will resolve any issues related to such change of the year in accordance with the timetable contemplated by such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, TMCS shall continue to use all commercially reasonable efforts to implement such plan.

         5.20 Certain Tax Matters. As of the date of this Agreement, TMCS has no reason to believe that the Reorganization and the Contribution, taken together, will not qualify as an exchange within the meaning of Section 351 of the Code.

         5.21 Registration Statement. None of the information supplied or to be supplied by TMCS in writing for inclusion or incorporation by reference in the S-4 will, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the meeting of the stockholders of Lycos to be held in connection with the adoption of this Agreement, or any adjournment thereof, any event with respect to TMCS, its officers and directors or any of its Subsidiaries shall, occur which is required to be described in an amendment of, or a supplement to the S-4, TMCS shall notify Newco and Lycos thereof by reference to this Section 5.21 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of TMCS, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

         5.22 Ownership of Lycos Capital Stock. Neither TMCS nor any of it Subsidiaries owns any shares of Lycos Capital Stock.

         5.23 Opinion of Financial Advisors. The Special Committee of the Board of Directors of TMCS has received the opinion, dated as of the date hereof, of Goldman Sachs to the effect that the Class A Exchange Ratio, the Class B Exchange Ratio and the TMCS Preferred Exchange Ratio in the TMCS Merger are, taken as a whole, fair to the holders of TMCS Common Stock, other than Parent and its Subsidiaries (other than TMCS), from a financial point of view.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                    OF LYCOS

         Except as disclosed in the Lycos disclosure schedule delivered to TMCS and Newco concurrently herewith (the "Lycos Disclosure Schedule") and subject to the standard set forth in Section 12.10, Lycos hereby represents and warrants to TMCS and Newco as follows:

         6.1 Corporate Organization. (a) Lycos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Lycos has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Lycos. True and complete copies of the Restated Certificate of Incorporation (the "Lycos Charter") and the Amended and Restated By-Laws of Lycos (the "Lycos Bylaws"), as in effect as of the date of this Agreement, have previously been made available by Lycos to Newco and TMCS.

         (b) Each Lycos Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Lycos and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

         6.2 Capitalization. (a) The authorized capital stock of Lycos consists of 100,000,000 shares of Lycos Common Stock, of which, as of February 5, 1999, 43,174,101 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of Lycos ("Lycos Preferred Stock" and, together with Lycos Common Stock, "Lycos Capital Stock") of which as of the date hereof no shares were issued and outstanding. As of the date hereof, not more than 1,000,000 shares of Lycos Common Stock are held in Lycos's treasury. As of the date hereof, no shares of Lycos Common Stock or Lycos Preferred Stock were reserved for issuance, except for (i) the shares of Lycos Common Stock issuable pursuant to the Option Agreements, (ii) 15,100,000 shares reserved for issuance pursuant to the Lycos 1995 Stock Option Plan, the Lycos 1996 Stock Option Plan, the Lycos 1996 Non-Employee Director Stock Option Plan, the 1996 Employee Stock Purchase Plan and other employee and director stock plans of Lycos in effect as of the date hereof (the "Lycos Stock Plans") and (iii) up to 3,371,442 shares reserved for issuance in respect of the transactions contemplated by the definitive merger agreement entered into on October 5, 1998, and amended and restated on November 23, 1998, by the Company and Wired Ventures Inc. (the "Wired Merger Agreement"). All of the issued and outstanding shares of Lycos Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the Lycos Option Agreements, the Lycos Stock Plans, the Wired Merger Agreement and as contemplated by the engagement letter described in Section 6.6 hereof, Lycos does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Lycos Capital Stock or any other equity securities of Lycos or any securities representing the right to purchase or otherwise receive any shares of Lycos Capital Stock. Since February 5, 1999, Lycos has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by Section 8.2(b) and pursuant to (A) the exercise of employee stock options granted prior to such date and (B) pursuant to the Option Agreements. Lycos has previously provided or promptly after the date hereof will provide TMCS and Newco with a list of the option holders, the date of each option to purchase Lycos Common Stock granted, the number of shares subject to each such option, the expiration date of each such option and the price at which each such option may be exercised under an applicable Lycos Stock Plan.

         (b) Lycos owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Lycos Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Lycos Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         6.3 Authority; No Violation. (a) Lycos has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contem-plated hereby have been duly and validly authorized (including such authorization as may be required so that no state anti-takeover statute or similar statute or regulation, including, without limitation, Section 203 of the
DGCL) by the Board of Directors of Lycos. The Board of Directors of Lycos has directed that this Agreement and the transactions contemplated hereby be submitted to Lycos's stockholders for adoption at a meeting of such stockholders and, except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Lycos Common Stock and
(ii) the filing by Lycos with the Delaware Secretary of State of a certificate of merger with respect to the Lycos Merger and the matters contemplated by
Article I of this Agreement, no other corporate proceedings on the part of Lycos are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lycos and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of Lycos, enforceable against Lycos in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by Lycos, nor the consummation by Lycos of the transactions contemplated hereby, nor compliance by Lycos with any of the terms or provisions hereof, will (i) violate any provision of the Lycos Charter or Lycos By-Laws, or (ii) assuming that the consents and approvals referred to in Section 6.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Lycos, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Lycos or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Lycos or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Lycos.

         6.4 Consents and Approvals. Except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the Government Approvals, (iii) the filing with the SEC of the Proxy/Information Statement and of the S-4, (iv) the filing of Certificates of Merger with respect to the TMCS Merger and the Lycos Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Newco Capital Stock pursuant to this Agreement, (vi) the filing of applications for the authorization of quotation on Nasdaq of Newco Class B Common Stock and Newco Convertible Preferred Stock to be issued pursuant hereto and the approvals thereof, and (vii) the approval of this Agreement by the requisite vote of the stockholders of Lycos, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Lycos of this Agreement and (B) the consummation by Lycos of the Merger and the other transactions contemplated hereby.

         6.5 Financial Statements. Lycos has previously made available to TMCS copies (i) of the consolidated balance sheets of Lycos and its Subsidiaries as of July 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Lycos's Annual Report on Form 10-K for the fiscal year ended July 31, 1998 filed with the SEC under the Exchange Act (the "Lycos 10-K"), in each case, accompanied by the audit report of KPMG LLP, independent public accountants with respect to Lycos; and (ii) the consolidated balance sheets of Lycos and its Subsidiaries as of October 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the period ended October 31, 1998, as reported in Lycos's Quarterly Report on Form 10-Q for the three months ended October 31, 1998 filed with the SEC under the Exchange Act. The October 31, 1998 consolidated balance sheet of Lycos (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Lycos and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
6.5 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Lycos and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Lycos and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         6.6 Broker's Fees. Other than Wasserstein Perella & Co. ("Wasserstein Perella"), neither Lycos nor any Lycos Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Mergers or related transactions contemplated by this Agreement, the Contribution Agreement or the Option Agreements. A true and complete copy of Wasserstein Perella's engagement letter with respect to the Transactions has been previously delivered to the other parties hereto.

         6.7 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Lycos Reports filed prior to the date hereof, since July 31, 1998, no event or events have occurred which has had or would have, individually or in the aggregate, a Material Adverse Effect on Lycos.

         (b) Except as disclosed in Lycos Reports filed prior to the date hereof, since July 31, 1998, Lycos and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Except as contemplated by the employment agreements, dated as of the date hereof, with the Chief Executive Officer of Lycos and the Chief Financial Officer of Lycos, since July 31, 1998, neither Lycos nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of July 31, 1998, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses (other than customary bonuses for fiscal 1998) or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         6.8 Legal Proceedings. (a) Except as disclosed in the Lycos Reports filed prior to the date hereof, neither Lycos nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Lycos's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Lycos or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreements which, in any such case, is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Lycos.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Lycos, any of its Subsidiaries or the assets of Lycos or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         6.9 Taxes and Tax Returns. (a) Each of Lycos and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made adequate provision for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on Lycos. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Lycos, there are no disputes pending, or claims asserted for, Taxes or assessments upon Lycos or any of its Subsidiaries for which Lycos does not have adequate reserves. In addition, (i) proper and accurate amounts have been withheld by Lycos and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Lycos, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by Lycos and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Lycos, (iii) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or adequate provision therefor has been included by Lycos in its consolidated financial statements, except where failure to do so will not, individually or in the aggregate, have a Material Adverse Effect on Lycos and (iv) there are no Tax liens upon any property or assets of Lycos or its Subsidiaries except liens for current taxes not yet due or liens that will not have, either individually or in the aggregate, a Material Adverse Effect on Lycos. Neither Lycos nor any of its Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by Lycos or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has had or will have, either individually or in the aggregate, a Material Adverse Effect on Lycos. Except as set forth in the financial statements described in Section 6.5, neither Lycos nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Lycos or any Subsidiary of Lycos under any contract, plan, program, arrangement or understanding will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         6.10 Employees. (a) Promptly following the date hereof, Lycos will deliver a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Lycos Benefit Plans") by Lycos, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Lycos ERISA Affiliate"), all of which together with Lycos would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

         (b) Lycos has heretofore made or promptly following the date hereof will make available to TMCS true and complete copies of each of the Lycos Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Lycos Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Lycos Benefit Plan.

         (c) (i) Each of the Lycos Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Lycos Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Lycos Benefit Plan, (iii) with respect to each Lycos Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Lycos Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Lycos Benefit Plan's actuary with respect to such Lycos Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Lycos Benefit Plan allocable to such accrued benefits, (iv) no Lycos Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Lycos or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Lycos or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Lycos, its Subsidiaries or any Lycos ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Lycos, its Subsidiaries or any Lycos ERISA Affiliate of incurring a material liability thereunder, (vi) no Lycos Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Lycos or its Subsidiaries as of the Effective Time with respect to each Lycos Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Lycos, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Lycos, its Subsidiaries or any Lycos Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Lycos there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Lycos Benefit Plans or any trusts related thereto which will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Lycos or any of its affiliates from Lycos or any of its affiliates under any Lycos Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Lycos Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits that will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         6.11 SEC Reports. Lycos has previously made available to TMCS an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since August 1, 1997 by Lycos with the SEC pursuant to the Securities Act or the Exchange Act (the "Lycos Reports") and prior to the date hereof and (b) communication mailed by Lycos to its stockholders since August 1, 1997 and prior to the date hereof, and no such Lycos Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since August 1, 1997, as of their respective dates, all Lycos Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         6.12 Compliance with Applicable Law. Except as disclosed in the Lycos Reports filed prior to the date hereof, Lycos and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Lycos or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Lycos.

         6.13 Intellectual Property; Proprietary Rights; Employee Restrictions.
(a) All Intellectual Property Rights used by Lycos or its Subsidiaries in their respective businesses are owned by Lycos or such Subsidiaries by operation of law, have been validly assigned to Lycos or such Subsidiaries or Lycos otherwise has the right to use such Intellectual Property Rights in its business as currently conducted. Lycos believes that the Intellectual Property Rights are sufficient to carry on the business of Lycos as presently conducted. Lycos or one of its Subsidiaries has exclusive ownership of or a license to use all Intellectual Property Rights all Intellectual Property Rights used by Lycos or its Subsidiaries in Lycos's business as presently conducted, including all other registered Intellectual Property Rights used in connection with or contained in all versions of Lycos's World Wide Web sites and all licenses, assignments and releases of Intellectual Property Rights of others without which Lycos or its Subsidiaries could not offer the services they currently offer or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its services, except as would not, individually or in the aggregate, have a Material Adverse Effect on Lycos. The present business activities or products of Lycos do not infringe any Intellectual Property Rights of others, except as would not, have a Material Adverse Effect on Lycos. To its knowledge, Lycos has not received any notice or other claim from any person asserting that any of Lycos's present activities infringe or may infringe any Intellectual Property Rights of such person.

         (b) Except as would not have a Material Adverse Effect on Lycos or as disclosed in the Lycos Reports filed prior to the date hereof, (i) Lycos has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information required for its services or its business as presently conducted or contemplated; (ii) Lycos has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information; (iii) all employees and consultants of Lycos or its Subsidiaries involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements to protect the confidentiality of Lycos's trade secrets and other confidential information and to vest in Lycos exclusive ownership of such Intellectual Property Rights; (iv) to the knowledge of Lycos, all trade secrets and other confidential information of Lycos are not part of the public domain or knowledge, nor, to the knowledge of Lycos, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for Lycos; (v) to the knowledge of Lycos, no employee or consultant of Lycos or any of its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for Lycos or such Subsidiary.

         (c) To the knowledge of Lycos, no university, government agency (whether federal or state) or other organization sponsored research and development conducted by Lycos or any of its Subsidiaries or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of Lycos. Lycos is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its technology or services, or any violation of the confidentiality of any of its proprietary information. To Lycos's knowledge, Lycos is not making unlawful use of any confidential information or trade secrets of any past or present employees of Lycos or any of its Subsidiaries. For the purposes of this Section 6.13, and except where the context otherwise requires, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by Lycos or its Subsidiaries, inventions, trade dress, logos and designs.

         6.14 Certain Contracts. (a) Neither Lycos nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Lycos or Newco or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Lycos Reports, (iv) which materially restricts the conduct of any line of business by Lycos or upon consummation of the Transactions will materially restrict the ability of Newco to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of the Transactions, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Lycos has previously made or promptly following the date hereof will make available to TMCS true and correct copies of all material employment and deferred compensation agreements which are in writing and to which Lycos is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 6.14(a), whether or not set forth in the Lycos Disclosure Schedule, is referred to herein as a "Lycos Contract," and neither Lycos nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect on Lycos.

         (b) (i) Each Lycos Contract is valid and binding on Lycos or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Lycos and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Lycos Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on Lycos, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Lycos or any of its Subsidiaries under any such Lycos Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on Lycos.

         6.15 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Lycos included in the Lycos October 31, 1998 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since October 31, 1998, neither Lycos nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have, a Material Adverse Effect on Lycos.

         6.16 Insurance. Lycos and its Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Lycos and its Subsidiaries.

         6.17 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on Lycos of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or, to Lycos's knowledge, threatened against Lycos, which liability or obligation will have, either individually or in the aggregate, a Material Adverse Effect on Lycos. To the knowledge of Lycos, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will have, either individually or in the aggregate, a Material Adverse Effect on Lycos. Lycos is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Lycos.

         6.18 State Takeover Laws. (a) The Board of Directors of Lycos has approved the transactions contemplated by this Agreement and the Option Agreements for purposes of Section 203(a)(1) of the DGCL such that the provisions of Section 203 of the DGCL will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

         6.19 Year 2000 Compliance. Lycos has adopted and implemented a commercially reasonable plan to provide (A) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems or online operations of Lycos or its Subsidiaries and (B) that the impacts of such change on the vendors and customers of Lycos and its Subsidiaries will not have a Material Adverse Effect on Lycos. In Lycos's reason-able best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to TMCS will be required in order to cause the information and business systems of Lycos and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Lycos reasonably expects that it will resolve any issues related to such change of the year in accordance with the timetable contemplated by such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, Lycos shall continue to use all commercially reasonable efforts to implement such plan.

         6.20 Certain Tax Matters. As of the date of this Agreement, Lycos has no reason to believe that the Reorganization and the Contribution, taken together, will not qualify as an exchange contemplated by Section 351 of the Code.

         6.21 Registration Statement. None of the information supplied or to be supplied by Lycos in writing for inclusion or incorporation by reference in the S-4 will, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the date of the meeting of stockholders of Lycos held in connection with the adoption of this Agreement, or any adjournment thereof, any event with respect to Lycos, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the S-4, Lycos shall notify Newco and TMCS thereof by reference to this Section 6.21 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of Lycos, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

         6.22 Ownership of TMCS Capital Stock. Neither Lycos nor any of it Subsidiaries owns any shares of TMCS Capital Stock.

         6.23 Opinion of Financial Advisors. The Board of Directors of Lycos has received the opinion, dated as of the date hereof, of Wasserstein Perella to the effect that the consideration to be received by holders of Lycos Common Stock in the Lycos Merger is fair to such holders from a financial point of view.


                                   ARTICLE VII

 REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO, L MERGER SUB AND T MERGER SUB

         Each of Parent, Newco, L Merger Sub and T Merger Sub hereby represents and warrants to Lycos and TMCS as follows:

         7.1 Representations and Warranties of Parent and Newco. The representations and warranties of each of Parent and Newco set forth in the Contribution Agreement are hereby incorporated herein by reference (including the disclosure schedules relating thereto) as if set forth herein, for the benefit of Lycos and TMCS as if made by Parent to each of Lycos and TMCS. True and complete copies of the Certificate of Incorporation of Newco have previously been made available by Parent or Newco to each of Lycos and TMCS. Parent has previously delivered to Lycos and TMCS a true and complete copy of the disclosure schedule delivered to Newco in connection with the Contribution Agreement.

         7.2 Corporate Organization of Merger Subs. Each of the Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True and complete copies of the Certificate of Incorporation of each of the Merger Subs have previously been made available by Parent or Newco to each of Lycos and TMCS. Neither Merger Sub has any Subsidiaries or investments in any entity.

         7.3 Capitalization. The authorized capital stock of each Merger Sub consists of 1,000 shares of common stock. All of the issued and outstanding shares of each Merger Sub are owned by Newco free and clear of any Liens. All of the issued and outstanding shares of each Merger Sub have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Merger Subs do not have and are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity securities thereof or any securities representing the right to purchase or otherwise receive any shares of such capital stock. As of the date hereof, no shares of capital stock of the Merger Subs were reserved for issuance.

         7.4 Authority; No Violation. (a) Each of the Merger Subs has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved, and this Agreement has been duly and validly adopted, by the Board of Directors of each Merger Sub and by Newco as the sole shareholder thereof. Except for the filing by each Merger Sub with the Delaware Secretary of a certificate of merger with respect to the Mergers and the matters contemplated by Article I of this Agreement, no other corporate proceedings on the part of either Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Merger Sub and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of each Merger Sub, enforceable against each Merger Sub in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by either Merger Sub, nor the consummation by either Merger Sub of the transactions contemplated hereby, nor compliance by TMCS with any of the terms or provisions hereof, will violate any provision of the certificate by-laws of such Merger Sub or, assuming receipt of the consents and approvals referred to in Section 5.4, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Merger Sub.

         7.5 Conduct of Business. Each of the Merger Subs and Newco is a corporation formed solely for the purpose of consummating the Transactions and has not engaged in any business activity except as contemplated by this Agreement and the Contribution Agreement.

         7.6 Broker's Fees. Other than as set forth herein, neither Merger Sub nor any of their respective officers, directors or affiliates has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Mergers or related transactions contemplated by this Agreement, the Contribution Agreement or the Option Agreements.


                                  ARTICLE VIII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         8.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Contribution Agreement or the Option Agreements, or as disclosed in the TMCS Disclosure Schedule and the Lycos Disclosure Schedule, each of Lycos, TMCS, Newco, L Merger Sub and T Merger Sub shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practices, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either Lycos or TMCS to obtain any necessary approvals of any regulatory agency or other governmental authority required for the transactions contemplated hereby, perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby or otherwise delay or prohibit consummation of the Transactions.

         8.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Lycos Disclosure Schedule or the TMCS Disclosure Schedule, or as disclosed prior to the date hereof in the TMCS Reports or the Lycos Reports, as the case may be, and, except as expressly contemplated by this Agreement, the Contribution Agreement or the Option Agreements, none of Lycos, TMCS, Newco, L Merger Sub and T Merger Sub shall, and none of Lycos, TMCS or Newco shall permit any of their respective Subsidiaries to, without the prior written consent of the other parties to this Agreement (provided that the consent of Parent shall be deemed to be the consent of Newco and the Merger Subs)

                  (a) other than in the ordinary course of business and amounts that are not material, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of TMCS or any of its wholly-owned Subsidiaries to TMCS or any of its Subsidiaries, on the one hand, or of Lycos or any of its Subsidiaries to Lycos or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

                  (b)  (i)   adjust, split, combine or reclassify any capital
                             stock;

                       (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercise or similar transactions pursuant to the exercise of stock options issued and outstanding as of the date hereof under the TMCS Stock Plans or Lycos Stock Plans;

                       (iii) grant any stock appreciation rights or grant any
                             individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) in each case only in the ordinary course of business in connection with grants to employees, of options to acquire up to an aggregate of 500,000 shares of Lycos Common Stock issuable under the Lycos Stock Plans or an aggregate of 200,000 shares of TMCS Class B Common Stock issuable under the TMCS Stock Plans, and (B) in connection with the consummation of the transactions contemplated by the Wired Merger Agreement as publicly disclosed as of the date hereof, in the case of Lycos; or

                       (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options under the TMCS Stock Plans or Lycos Stock Plans, as the case may be, issued and outstanding as of the date hereof, (B) the Option Agreements, in the case of Lycos, (C) in connection with the consummation of the transactions contemplated by the Wired Merger Agreement as publicly disclosed as of the date hereof, in the case of Lycos and (D) the conversion of shares of TMCS Class A Common Stock pursuant to the terms of the TMCS Charter, in the case of TMCS.

                  (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, other than to a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except pursuant to contracts or agreements in force at the date of this Agreement;

                  (d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or expressly permitted by this Agreement, make any material investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

                  (e) except for transactions in the ordinary course of business, terminate, or amend or waive any material provision of, any TMCS Contract or Lycos Contract, as the case may be, or make any material change in any instrument or agreement governing the terms of any material lease or contract other than normal renewals of contracts and leases without material adverse changes of terms, or its securities;

                  (f) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension, severance or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

                  (g) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business;

                  (h) knowingly take any action that would prevent or impede the Reorganization and the Contribution, taken together, from qualifying as an exchange contemplated by Section 351 of the Code;

                  (i) amend its certificate of incorporation or its bylaws, except that Newco may amend its Certificate of Incorporation to provide for the Newco Convertible Preferred Stock and to make the changes set forth in Section 2.3;

                  (j) take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article X not being satisfied or in a violation of any provision of this Agreement;

                  (k) other than in the ordinary course of business consistent with past practices, (i) sell or enter into any material license agreement with respect to any Intellectual Property Rights used by it in its business with any person or entity or buy or enter into any material license agreement with respect to the Intellectual Property Rights of any person or entity; (ii) sell or transfer to any person or entity any material rights to any Intellectual Property Rights used by it in its business; or (iii) enter into or materially amend any TMCS Contract or Lycos Contract, as the case may be, pursuant to which any other party is granted marketing or distribution rights of any type or scope with respect to any material products of its or any its Subsidiaries;

                  (l) except to the extent permitted by Section 8.2(k), enter into any "non-compete" or similar agreement that would materially restrict the businesses of Newco following consummation of the Transactions;

                  (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than the Transactions);

                  (n) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

                  (o) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 8.2.


                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

         9.1 Regulatory Matters. (a) Newco, Lycos and TMCS shall promptly prepare and file with the SEC the Proxy/Information Statement, and Newco shall promptly prepare and file with the SEC the S-4, in which the Proxy/Information Statement will be included as a prospectus. Newco shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Lycos and TMCS shall thereafter mail or deliver the Proxy/Information Statement to their respective stockholders. Newco shall use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Lycos and TMCS shall furnish all information concerning Lycos and the holders of Lycos Capital Stock, or TMCS and the holders of TMCS Capital Stock, as the case may be, as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Mergers) and the Option Agreements, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent, Lycos and TMCS shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent, TMCS or Lycos, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions con-templated by this Agreement and the Option Agreements and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) Newco, Lycos and TMCS shall, upon request, furnish the other parties hereto with all information concerning themselves, their Subsidiaries, affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy/Information Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Newco, Lycos, TMCS or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions contemplated by this Agreement.

         (d) Lycos and TMCS shall, and Parent shall cause Newco to, promptly advise the other parties hereto upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Option Agreements that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

         9.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the parties hereto, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement and the Contribution Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other parties, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the parties hereto shall, and shall cause their respective Subsidiaries to, make available to the other parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. No party hereto shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Each of the parties hereto shall hold all information furnished by or on behalf of any other party or any of such party's Subsidiaries or representatives pursuant to Section 9.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, among Parent, Lycos and TMCS (the "Confidentiality Agreement").

         (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

         9.3 No Solicitation. Without the prior written consent of Newco and TMCS, Lycos shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or of a substantial portion of the assets of, or any merger, consolidation or other business combination with, Lycos or any of its Subsidiaries. Lycos shall promptly, but in any event within 24 hours, advise Newco and TMCS of its receipt of any such proposal or inquiry, of the substance thereof, and of the identity of the person making such proposal or inquiry. Lycos shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the parties hereto with respect to any of the foregoing.

         9.4 Stockholders' Approvals. (a) Lycos shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with this Agreement and the Lycos Merger, and shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable. The Board of Directors of Lycos shall use its reasonable best efforts to obtain from the stockholders of Lycos the vote in favor of the adoption of this Agreement required by the DGCL to consummate the transactions contemplated hereby, and shall recommend to the stockholders of Lycos that they so vote; provided that the Board of Directors shall not be required to use such reasonable best efforts to obtain the vote in favor of the adoption of this Agreement or to make or continue to make such recommendation if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such reasonable best efforts to obtain the vote in favor of the adoption of this Agreement or making or continuing to make such recommendation would cause the members of the Board of Directors of Lycos to breach their fiduciary duties under applicable laws.

         (b) Promptly after the date hereof (but in no event later than the date on which the S-4 is filed with the SEC), Parent shall vote or cause to be voted all shares of TMCS Class A Common Stock and TMCS Class B Common Stock owned by it, or of which it otherwise is entitled to direct the voting, in favor of the adoption of this Agreement. Parent represents and warrants to Lycos and TMCS that such shares represent voting power sufficient to obtain the requisite vote of TMCS stockholders in favor of the adoption of this Agreement under the DGCL.

         9.5 Legal Conditions to Merger. Each of Parent, Newco, Lycos and TMCS shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article X hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Parent, Newco, TMCS or Lycos or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement or the Contribution Agreement. Without limiting the foregoing, Parent, Newco,

Lycos and TMCS agree to use reasonable best efforts to cooperate to effect any amendments to, or obtain any consents under, the Lycos Option Plans and the TMCS Option Plans as are necessary or desirable to give effect to the provisions of
Article III with respect to the options granted under such plans.

         9.6 Affiliates. Each of Lycos and TMCS shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of such party to deliver to Newco, as soon as practicable after the date of this Agreement, and in any event prior to the Effective Time, a written agreement, in the form of
Exhibit 9.6(a) or 9.6(b) hereto, as applicable, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Newco Series A Common Stock, Newco Series B Common Stock or Newco Convertible Preferred Stock to be received by such "affiliate" in the Merger, other than as contemplated in such written agreement.

         9.7 Nasdaq Quotation. Newco shall use reasonable best efforts to cause the shares of Newco Common Stock and Newco Convertible Preferred Stock to be issued in the Mergers to be authorized for quotation on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

         9.8 Employee Benefit Plans. (a) From and after the Effective Time, unless otherwise mutually determined, the TMCS Benefit Plans and Lycos Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of TMCS or Lycos (or their Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporations and Newco shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of Newco and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, Parent, TMCS and Lycos shall cooperate in reviewing, evaluating and analyzing the Lycos Benefit Plans and TMCS Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby. Newco will, or will cause the Surviving Corporations to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of TMCS and Lycos under any welfare plan that such employees may be eligible to participate in after the Effective Time, to the extent that such conditions would have been waived under the corresponding welfare plan in which any such employee participated immediately prior to the Effective Time, (ii) provide each employee of TMCS or Lycos with credit for any co-payments and deductibles paid prior to the Effective Time, for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) provide each employee with credit for all service for purposes of eligibility, vesting and benefit accruals (but not for benefit accruals under any defined benefit pension plan) with TMCS or Lycos and their affiliates, as applicable, under each employee benefit plan, program, or arrangement of Newco, the Surviving Corporation or their subsidiaries in which such employees are eligible to participate in after the Effective Time; provided, however, that in no event shall the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

         (b) The foregoing notwithstanding, Newco shall, and shall cause the Surviving Corporations to, honor in accordance with their terms all benefits accrued as of the date hereof under the Lycos Benefit Plans or the TMCS Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Lycos Disclosure Schedule and the TMCS Disclosure Schedule.

         (c) Unless mutually agreed upon by the parties hereto, TMCS shall terminate the TMCS 1998 Employee Stock Purchase Plan prior to Effective Time and a "new exercise date" under such plan shall occur prior to the Effective Time, and Lycos shall terminate the Lycos 1996 Employee Stock Purchase Plan and the "exercise date" under such plan shall occur prior to the Effective Time.

         (d) Nothing in this Section 9.8 shall be interpreted as preventing the Surviving Corporations from amending, modifying or terminating any Lycos Benefit Plans, TMCS Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

         9.9 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Lycos or any of its Subsidiaries or of TMCS or any of its Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of Lycos or any of its Subsidiaries or TMCS or any of its Subsidiaries or any of their respective predecessors or
(ii) this Agreement, the Contribution Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Newco shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

         (b) Newco shall use its reasonable best efforts to cause the individuals serving as officers and directors of Lycos and its Subsidiaries, or officers and directors of TMCS and its Subsidiaries, in each case, immediately prior to the Effective Time to be covered for a period of three (3) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Lycos or TMCS, as the case may be (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions in the aggregate which are not in the aggregate less advantageous than such policy and that Newco shall not be obligated to pay annual premiums in excess of 300% of the last annual premium paid by TMCS or Lycos, as the case may
be) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

         (c) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Newco assume the obligations set forth in this Section 9.9.

         (d) The provisions of this Section 9.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         9.10 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporations or Newco with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Newco.

         9.11 Advice of Changes. Lycos and TMCS shall each promptly advise the other parties hereto of any change or event (a) having a Material Adverse Effect on it or (b) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         9.12 Section 16. Each of Lycos and TMCS shall, reasonably promptly following the date hereof, provide to Newco a list of (a) the directors and officers (as such terms are used under Section 16 of the Exchange Act and the rules and regulations of the SEC thereunder) of such company, (b) the number of shares of Newco Common Stock and Newco Class B Common Stock and options thereon and the number of shares of Newco Convertible Preferred Stock (together, the "Section 16 Securities") expected to be received pursuant to the Reorganization by each such officer or director at the Effective Time on account of shares of Lycos Common Stock, TMCS Class A Common Stock or TMCS Class B Common Stock, as the case may be, reasonably expected to be held by such directors and officers immediately prior to the Effective Time and (c) a description of the material terms of such options. Prior to the Effective Time, the Newco Board of Directors shall take such action consistent with the SEC's interpretive guidance to approve the issuance of the Section 16 Securities to each such director and officer of such company for purposes of Rule 16b-3(d) under the Exchange Act such that the deemed "purchase" of such Section 16 Securities by such persons pursuant to the Reorganization shall be exempt from liability pursuant to
Section 16(b) of the Exchange Act.

         9.13 Contribution Agreement. Newco shall not amend or enter into any agreement amending the Contribution Agreement, or waive or modify any of the rights and obligations of any of the parties thereunder, without the prior written consent of each of Lycos and a majority of the independent directors of TMCS. Parent and Newco agree to cause the consummation of the Contribution immediately following the satisfaction, or waiver in compliance with this Agreement, of the conditions set forth in Article VI of the Contribution Agreement.

         9.14 Other Businesses. (a) Subject to paragraph (b) below, neither anything contained in this Agreement nor the ownership of shares of Newco Common Stock (except as may be provided in the Newco certificate of incorporation) shall (i) restrict Parent or any of its Subsidiaries from engaging in or owning an interest in any business which competes with Newco or any Subsidiary of Newco, or (ii) restrict Newco or any of its Subsidiaries from engaging in or owning an interest in any business which competes with Parent or any of its Subsidiaries.

         (b) From and after the date hereof, until such time as Parent no longer owns, directly or indirectly (including through LLC), a number of shares of Newco Common Stock and/or Newco Class B Common Stock (including shares of Newco Common Stock acquired by Parent, the LLC and their Subsidiaries after the date hereof) equal to at least one-third of the number of shares of Newco Class B Common Stock issued to Parent, LLC or Parent's other Subsidiaries in connection with the Transactions (such number of shares, as equitably adjusted to reflect any stock split, stock dividend or similar event affecting Newco Common Stock, the "Parent Sunset Threshold"), Parent agrees, subject to the next sentence below, that all business opportunities relating to online activities, automated ticketing services and on-air home shopping businesses (other than such activities, services and businesses that are incidental to Parent's other lines of business, such as USA.com and SciFi.com) will be conducted in Newco and its Subsidiaries. However, the preceding sentence shall not apply if Newco has rejected such business opportunity.

         (c) In the event that Parent acquires a business that has, as part of it, a substantial business described in paragraph (b) above (other than a business described in the last sentence of paragraph (b) above), Parent shall use its commercially reasonable best efforts to cause such portion of the acquired business to be available to be acquired by Newco, or otherwise operated or managed by Newco in order to permit Newco the benefit of such businesses on such terms as the parties may mutually agree, using their respective commercially reasonable best efforts and good faith to negotiate such terms.

         (d) For the avoidance of doubt, the restrictions contained in this
Section 9.14 shall not apply to Universal Studios, Inc. and Liberty Media Corp. and their respective affiliates (other than Parent and the LLC, and their respective Subsidiaries).

         9.15 Affiliate Sales Agreement. Consistent with past practice, Parent shall continue to secure, at Newco's direction and request, carriage as available for The Home Shopping Network ("HSN") on cable systems or broadcast stations. Parent shall charge Newco for such services an amount equal to allocated overhead at cost plus a nominal service fee, such service fee to be in such amounts as is consistent with the past practice between Parent and HSN. In fulfilling its obligations under the first sentence of this paragraph, Parent shall use commercially reasonable efforts, acting in good faith, to secure such coverage at the most favorable rates, and on the most favorable terms, available to Parent.

         9.16 Limitations on Sale of Parent Shares. Parent, on its behalf and on behalf of LLC and their respective Subsidiaries, agrees that, during the 10 trading days preceding and following each measurement period (as defined in the Certificate of Designations with respect to Newco Convertible Preferred Stock), it will not sell (other than in private transactions), or permit the announcement of an anticipated sale in the open market of, any shares of Newco Common Stock or Newco Class B Common Stock owned by such entities (other than to another Subsidiary of Parent or LLC). During each measurement period, Parent shall be permitted to so effect sales of shares of Newco Common Stock or Newco Class B Common Stock (either through conversion into shares of Newco Common Stock or otherwise), provided that the aggregate number of shares sold during any one measurement period does not exceed the greater of (i) 1% of the outstanding shares of Newco Common Stock or (ii) the average weekly volume over the four-week period immediately preceding the commencement of such measurement period. Notwithstanding the provisions of this Section 9.16, Parent, the LLC and their respective Subsidiaries shall be permitted to enter into and effect sales of shares of Newco stock during the Second Measurement Period and the Third Measurement Period (each as defined in the Newco Convertible Preferred Stock Designations) which are effected in private transactions.

         9.17 Promotion. It is the intention of the Parent to cause its Subsidiaries to endeavor to promote the businesses of Newco.


                                    ARTICLE X

                              CONDITIONS PRECEDENT

         10.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of the parties to effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted by the respective requisite affirmative vote of the holders of Lycos Common Stock entitled to vote thereon.

                  (b) Nasdaq Listings. The shares of Newco Common Stock and Newco Convertible Preferred Stock which shall be issued to the stockholders of Lycos and TMCS upon consummation of the Mergers shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

                  (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

                  (f) No Conditions to the Contribution. All of the conditions (other than the conditions set forth in Sections 6.1(a) and 6.2(c) of the Contribution Agreement) to the obligations of the parties to the Contribution Agreement to consummate the Contribution shall have been satisfied (or waived, but only to the extent permitted by this Agreement), and each of Lycos and TMCS shall have received a certificate executed on behalf of Parent by an appropriate executive by an officer of Parent and Newco to such effect.

         10.2 Conditions to Obligations of Lycos. The obligations of Lycos to effect the Lycos Merger are also subject to the satisfaction, or waiver by Lycos, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties. Subject to the standard set forth in Section 12.10(b), the representations and warranties of TMCS and Newco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Lycos shall have received a certificate signed on behalf of each of TMCS and Newco by an appropriate executive officer of each company to such effect.

                  (b) Performance of Obligations of TMCS. Each of TMCS and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Lycos shall have received a certificate signed on behalf of each of TMCS and Newco by an appropriate executive officer of each company to such effect.

                  (c) Federal Tax Opinion. Lycos shall have received an opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date, substantially to the effect that (i) the Reorganization and the Contribution, taken together, will constitute an exchange described in
         Section 351(a) or 351(b) of the Code and (ii) no gain or loss will be recognized by the stockholders of Lycos upon the receipt of shares of Newco Common Stock in exchange for their shares of Lycos Common Stock pursuant to the Lycos Merger, except to the extent of other property or money received and with respect to cash received in lieu of a fractional share interest in Newco Common Stock.

         10.3 Conditions to Obligations of TMCS and Newco. The obligations of TMCS to effect the TMCS Merger and the obligations of Newco to effect the Mergers are also subject to the satisfaction or waiver by TMCS and Newco at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. Subject to the standard set forth in Section 12.10(b), the representations and warranties of Lycos set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. TMCS and Newco shall each have received a certificate signed on behalf of Lycos by its Chief Executive Officer or Chief Financial Officer to such effect.

                  (b) Performance of Obligations of Lycos. Lycos shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TMCS and Newco shall each have received a certificate signed on behalf of Lycos by its Chief Executive Officer or its Chief Financial Officer to such effect.

                  (c) Federal Tax Opinion. TMCS shall have received an opinion of Gibson, Dunn & Crutcher, dated the Closing Date, substantially to the effect that (i) the Reorganization and the Contribution, taken together, will constitute an exchange described in Section 351(a) or 351(b) of the Code and (ii) no gain or loss will be recognized by the stockholders of TMCS upon the receipt of shares of Newco Common Stock or Newco Class B Common Stock in exchange for their shares of TMCS Class A Common Stock or TMCS Class B Common Stock pursuant to the TMCS Merger, except to the extent of other property or money received and with respect to cash received in lieu of a fractional share interest in Newco Common Stock or Newco Class B Common Stock.


                                   ARTICLE XI

                            TERMINATION AND AMENDMENT

         11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Lycos or TMCS:

                  (a) by mutual consent of Lycos, TMCS and Newco in a written instrument;

                  (b) by any of Newco, Lycos or TMCS if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Mergers and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (c) by any of Newco, Lycos or TMCS, if the approval of the Lycos stockholders required by Section 10.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof;

                  (d) by Newco, Lycos or TMCS if the Transactions shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

                  (e) by any of Newco, Lycos or TMCS (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth or expressly incorporated in this Agreement on the part of Parent, Newco or TMCS, in the case of a termination by Lycos; Parent, Newco or Lycos, in the case of a termination by TMCS, or TMCS or Lycos, in the case of a termination by Newco, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 10.1(f), 10.2(a), 10.2(b), 10.3(a) or 10.3(b), as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date.

         11.2 Effect of Termination. In the event of termination of this Agreement by either Lycos or TMCS as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Newco, L Merger Sub, T Merger Sub, Lycos, TMCS, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 9.2(b), 11.2, 12.1 and 12.2 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         11.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Lycos and TMCS; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Lycos or TMCS, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Lycos Common Stock, TMCS Class A Common Stock or TMCS Class B Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment of this Agreement by TMCS shall be effective unless approved by the independent members of the TMCS Board of Directors.

         11.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Lycos or TMCS, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Lycos Common Stock, TMCS Class A Common Stock or TMCS Class B Common Stock, hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No extension or waiver pursuant to this Agreement by TMCS shall be effective unless approved by the independent members of the TMCS Board of Directors.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with their terms) shall survive the Effective Time, except for Sections 3.4, 3.5, 3.6, 9.9, the last sentence of Section 9.13, 9.14, 9.15, 9.16 and 9.17 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         12.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy/Information Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent, Lycos and TMCS.

         12.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Lycos, to:

                           Lycos, Inc.
                           400-2 Totten Pond Road
                           Waltham, MA 02460
                           Attention: General Counsel
                           Telecopier: 781-370-2600

                           with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           High Street Tower
                           125 High Street
                           Boston, MA 02110
                           Attention: Mark H. Burnett, Esq.
                                      Kenneth J. Gordon, Esq.
                           Telecopier: 617-248-7100;

                  (b) if to TMCS, to:

                           Ticketmaster Online-CitySearch, Inc.
                           790 East Colorado Boulevard, Suite 200
                           Pasadena, CA 91101
                           Attention: General Counsel
                           Telecopier: 626-405-9929

                           with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           333 S. Grand Avenue
                           Los Angeles, CA 90071
                           Attention: Andrew E. Bogen, Esq.
                           Telecopier: 213-229-7520

and

                  (c) if to Parent or Newco, to:

                           c/o USA Networks, Inc.
                           152 West 57th Street
                           New York, NY 10019
                           Attention: General Counsel
                           Telecopier: 212-314-7329
                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attention: Pamela S. Seymon, Esq.
                                      Andrew J. Nussbaum, Esq.
                           Telecopier: 212-403-2000

         12.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Notwithstanding anything to the contrary in this Agreement or the Option Agreements, nothing herein or therein shall require any party hereto or thereto to take any action in violation of law.

         12.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         12.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Contribution Agreement, the Option Agreements and the Confidentiality Agreement.

         12.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

         12.8 Publicity. Except as otherwise required by applicable law or the rules of Nasdaq, none of the parties hereto shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld (provided that the consent of Parent shall be deemed to be the consent of Newco and the Merger Subs).

         12.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 9.9, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         12.10 Standards; Disclosure Schedules. (a) Prior to the execution and delivery of this Agreement, Lycos delivered the Lycos Disclosure Schedule to TMCS and Newco, and TMCS delivered the TMCS Disclosure Schedule to Lycos and Newco, each of which disclosure schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article V, in the case of TMCS, or Article VI, in the case of Lycos, or to one or more of such party's covenants contained in Article VII; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 10.2(a) or Section 10.3(a), as the case may be, and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or a material fact, event or circumstance or that such item has had or would have had a Material Adverse Effect with respect to Lycos or TMCS, as the case may be; provided, further, that no Disclosure Schedule or other information, or modification thereof, that is provided following the execution and delivery of this Agreement by the parties hereto shall be deemed to modify any representation, warranty or covenant set forth herein or in the Contribution Agreement.

         (b) No representation or warranty of TMCS contained in Article V (except for Section 5.7(a) and representations relating to the capitalization of TMCS in Section 5.2) or of Lycos contained in Article VI (except for Section 6.7(a) and representations relating to the capitalization of Lycos in Section 6.2) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article V, in the case of TMCS, or Article VI, in the case of Lycos, has had a Material Adverse Effect with respect to TMCS or Lycos, respectively. For all purposes of determining whether any facts or events contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article V (other than Section 5.7(a) and the capitalization representations) or Article VI (other than Section 6.7(a) and the capitalization representations) shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.

         (c) The foregoing standards of this Section 12.10 shall apply, mutatis mutandis, to the representations and warranties of Parent and Newco contained herein.

         IN WITNESS WHEREOF, Parent, Lycos, TMCS, Newco, L Merger Sub and T Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                      USA NETWORKS, INC.



                                      By: /s/ Victor A. Kaufman
                                         ---------------------------------------
                                         Name:  Victor A. Kaufman
                                         Title: Office of the Chairman and Chief
                                                Financial Officer

                                      LYCOS, INC.



                                      By: /s/ Robert M. Davis
                                         ---------------------------------------
                                         Name:  Robert M. Davis
                                         Title: President and Chief Executive
                                                Officer

                                      TICKETMASTER ONLINE-CITYSEARCH, INC.



                                      By: /s/ Michael Guttentag
                                         ---------------------------------------
                                         Name:  Michael Guttentag
                                         Title: Vice President - Business
                                                Development

                                      USA INTERACTIVE INC.



                                      By: /s/ Dara Khosrowshahi
                                         ---------------------------------------
                                         Name:  Dara Khosrowshahi
                                         Title: Vice President and Treasurer








                     [Agreement and Plan of Reorganization]

                                      LEMMA, INC.



                                      By: /s/ Dara Khosrowshahi
                                         ---------------------------------------
                                         Name:  Dara Khosrowshahi
                                         Title: President

                                      TYCHO, INC.



                                      By: /s/ Dara Khosrowshahi
                                         ---------------------------------------
                                         Name:  Dara Khosrowshahi
                                         Title: President



















                     [Agreement and Plan of Reorganization]

                                                                      Exhibit B

                                     FORM OF


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

               OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                      USA/LYCOS INTERACTIVE NETWORKS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  USA/Lycos Interactive Networks, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article [FOURTH] of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $0.01 per share, designated as Series A Convertible Redeemable Preferred Stock:

                  RESOLVED, that a series of the class of authorized Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as the "Series A Convertible Redeemable Preferred Stock" (the "Series A Convertible Preferred Stock") and the number of shares constituting such series shall be _________.

                  Section 2. Dividends. The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive dividends with respect to such shares.

                  Section 3. Voting Rights. Except as provided by law or as may otherwise be provided in the Certificate of Incorporation of the Corporation or in any amendment thereto, the holders of shares of Series A Convertible Preferred Stock shall not be entitled to any voting rights as stockholders with respect to such shares.

                  Section 4. Redemption.

                  (a) Shares of Series A Convertible Preferred Stock shall not be redeemable except as provided in this Section 4.

                  (b) If as of the 39-month anniversary following the date of the initial issuance of the shares of Series A Convertible Preferred Stock (the "Initial Issuance Date"), the Average Market Price (as defined in Section 9) is less than or equal to the First Target

         Price (as defined in Section 9), the Board of Directors of the Corporation shall direct that all of the shares of Series A Convertible Preferred Stock then outstanding be redeemed by paying therefor in cash $0.01 per share.

                  (c) On the date that redemption is being made pursuant to paragraph (b) of this Section 4, the Corporation shall deposit for the benefit of the holders of shares of Series A Convertible Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series A Convertible Preferred Stock shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds deposited pursuant to this paragraph (c) shall be paid from time to time to the Corporation for its own account.

                  (d) Upon the deposit of funds pursuant to paragraph (c) in respect of shares of Series A Convertible Preferred Stock being redeemed pursuant to paragraph (b) of this Section 4, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights of the holders of shares of Series A Convertible Preferred Stock shall cease and terminate, excepting only the right to receive the redemption price therefor.

                  Section 5. Reacquired Shares. Any shares of Series A Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

                  (a) Except as provided in paragraph (b) of this Section 6, upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series A Convertible Preferred Stock unless, prior thereto, the holders of shares of Series A Convertible Preferred Stock shall have received the Liquidation Value with respect to such shares or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Convertible Preferred Stock, except distributions made ratably on the Series A Convertible Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of this Section 6, the Liquidation Value shall be $0.01 per share.

                  (b) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series A Convertible Preferred Stock unless, prior thereto, the holders of shares of Series A Convertible Preferred Stock shall have received the Liquidation Value with respect to such shares or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Convertible Preferred Stock, except distributions made ratably on the Series A Convertible Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  (c) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

                  Section 7. Conversion. On the Conversion Date, each share of Series A Convertible Preferred Stock shall automatically be converted into the right to receive shares of common stock, par value $.01 per share, of the Corporation ("Common Stock"), on the terms and conditions set forth in this
Section 7.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Convertible Preferred Stock shall be converted into the right to receive a number of fully paid and nonassessable shares of Common Stock equal to the "Conversion Ratio," which shall initially be equal to one (1) and which shall be subject to adjustment as provided in this Section 7.

                  (b) The Conversion Ratio shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall at any time or from
                  time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the Conversion Ratio shall be adjusted to equal the number determined by multiplying (A) the Conversion Ratio immediately prior to such adjustment by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or reclassification, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision or reclassification. An adjustment made pursuant to this clause (i) shall become effective (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                           (ii) In case the Corporation shall at any time or
                  from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities, cash or other property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff, but excluding regular ordinary cash dividends as may be declared from time to time by the Corporation) on its Common Stock, other than shares of Common Stock which are referred to in clause (i) of this paragraph (b), then, and in each such case, the Conversion Ratio shall be adjusted to equal the number determined by multiplying (A) the Conversion Ratio immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the last Trading Day on which purchasers of Common Stock in regular way trading would be entitled to receive such dividend or distribution and the denominator of which shall be the Current Market Price per share of Common Stock on the first Trading Day on which purchasers of Common Stock in regular way trading would not be entitled to receive such dividend or distribution (the "Ex-dividend Date"); provided that the fraction determined by the foregoing clause (B) shall not be less than 1. An adjustment made pursuant to this clause
                  (ii) shall be effective at the close of business on the Ex-dividend Date. If the Corporation completes a tender offer or otherwise repurchases shares of Common Stock in a single transaction or a related series of transactions, provided such tender offer or offer to repurchase is open to all or substantially all holders of Common Stock (not including open market or other selective repurchase programs), the Conversion Ratio shall be adjusted as though (A) the Corporation had effected a reverse split of the Common Stock to reduce the number of shares of Common Stock outstanding from (x) the number outstanding immediately prior to the completion of the tender offer or to the first repurchase for which the adjustment is being made to (y) the number outstanding immediately after the completion of the tender offer or the last repurchase for which the adjustment is being made and (B) the Corporation had paid a dividend on the Common Stock outstanding immediately after completion of the tender offer or of the last repurchase for which the adjustment is being made in an aggregate amount equal to the aggregate consideration paid by the Corporation pursuant to the tender offer or repurchases for which the adjustment is being made. In applying the first two sentences of this Section 7(b)(ii) to the event described in the clause (B) of the preceding sentence, the Current Market Price of the Common Stock on the date of the closing of any such tender offer or on the date of the last repurchase shall be taken as the value of the Common Stock on the Ex-Dividend Date, and the value of the Common Stock on the day preceding the Ex-Dividend Date shall be assumed to be equal to the sum of (x) the value on the Ex-Dividend Date and (y) the per share amount of the dividend described in such clause (B). In the event that any of the consideration paid by the Corporation in any tender offer or repurchase to which this Section 7(b)(ii) applies is in a form other than cash, the value of such consideration shall be determined by an independent investment banking firm of nationally recognized standing to be selected by the Board of Directors of the Corporation.

                           (iii) In case at any time the Corporation shall be a
                  party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization (other than solely a change in the par value of equity securities) of the Common Stock and excluding any transaction to which clause
                  (i) or (ii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction," the date of consummation of the Transaction being herein called the "Consummation Date", and the Corporation (in the case of a recapitalization of the Common Stock to which this clause (iii) applies or any other such transaction in which the Corporation retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company"), then, as a condition of the consummation of the Transaction, the Corporation shall, as determined in good faith by its Board of Directors based on advice as agreed to by two investment banking firms of nationally recognized standing, one selected by the Corporation and one selected by USA Networks, Inc. ("USA Networks") (or any successor stockholder of the Corporation holding a majority of the voting power thereof), provide (as evidenced by a resolution of the Board of Directors) for the shares of Series A Convertible Preferred Stock outstanding at the Consummation Date to be exchanged, without any vote of the holders of the Series A Convertible Preferred Stock, for such other common stock or other securities, or cash or property as equitably reflects the fair market value of a share of Series A Convertible Preferred Stock at such Consummation Date, taking into account all relevant factors, in the absence of the Transaction; provided, however, that if the two investment banking firms referred to in this sentence are unable to agree on such fair market value, then such firms shall select a third investment banking firm of nationally recognized standing which shall then render such advice to the Board of Directors; and provided, further, that in the event that at the time the Corporation becomes a party to a Transaction there is no shareholder holding a majority of the voting power of the Corporation, the Corporation shall choose a single investment banking firm of national standing to render the advice as to fair market value contemplated by this Section 7(b)(iii).

                           (iv) Subject to Section 7(b)(iii), at the opening of
                  business on the Conversion Date, the Conversion Ratio shall be adjusted to equal the number determined by multiplying (A) the Conversion Ratio immediately prior to such adjustment by (B) the Final Adjustment Factor.

         All calculations under this paragraph (b) shall be made to the nearest one ten-thousandth of a share.

                  (c) If any adjustment (other than the adjustment provided in paragraph (b)(iv)) in the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted required pursuant to this Section 7 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the earlier of (i) the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible or (ii) the opening of business on the Conversion Date.

                  (d) The Board of Directors may at its option increase the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted, in addition to the adjustments required by this Section 7, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series A Convertible Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this
         Section 7 or from any other similar event.

                  (e) The holder of any shares of Series A Convertible Preferred Stock may exercise his right to receive in respect of such shares the shares of Common Stock or other property or securities, as the case may be, to which such holder has become entitled by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted accompanied by such other customary documents as are necessary to effect the conversion and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock or other property or securities as the case may be, to which such holder has become entitled to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock or other property or securities as the case may be, to which such holder has become entitled in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock or other property or securities, as the case may be, to which such holder has become entitled on conversion of Series A Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Convertible Preferred Stock so converted shall be entitled or other property or services as the case may be, to which such holder has become entitled.

                  (f) From and after the Conversion Date or the Redemption Date, a holder of shares of Series A Convertible Preferred Stock shall have no voting or other rights, other than the right to receive upon delivery of the certificate or certificates evidencing shares of Series A Convertible Preferred Stock as provided by paragraph 7(e), the securities or property described in Section 7, if any, or the redemption price as set forth in Section 4, as applicable.

                  (g) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series A Convertible Preferred Stock are deemed to have been converted.

                  (h) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock. The Corporation shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A Convertible Preferred Stock.

                  Section 8. Reports as to Adjustments. Whenever the Conversion Ratio is adjusted as provided in Section 7 hereof, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series A Convertible Preferred Stock, if any, a statement, signed by an officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Conversion Ratio, and (ii) promptly mail to the holders of record of the outstanding shares of Series A Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new Conversion Ratio (or describing the new stock, securities, cash or other property) as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

                  Section 9. Definitions. For the purposes of the Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock which embodies this resolution:

                  "Conversion Date" shall mean the date that is 5 business days following the earlier of (x) the 39-month anniversary of the Initial Issuance Date and (y) the Consummation Date, in the event of a Transaction contemplated by Section 7(b)(iii) hereof.

                  "Current Market Price" per share of Common Stock on any date shall be deemed to be the closing price per share of Common Stock for such date. The closing price for each day shall be the last sale price, regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or, admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction as determined in good faith by the Board of Directors of the Corporation, unless otherwise provided herein.

                  "Final Adjustment Factor": When the Conversion Date is as specified in clause (x) of the definition of Conversion Date, the Final Adjustment Factor shall equal

                                      0        if       AMP < or = TP1
                                      1        if       AMP > or = TP2
                                      AMP - TP1                   otherwise
                                      ---------
                                      TP2 - TP1

                                      where

         AMP =  Average Market Price:  [MP1 + MP2 + MP3]      [MP4]
                                        ---------------    +   ---
                                               6                2

         TP1 =  First Target Price:  $143.27

         TP2 =  Second Target Price:  $257.88

         MP1 = First Measured Price: the daily volume weighted average of the Adjusted Current Market Prices for the Trading Days during the First Measurement Period

         MP2 = Second Measured Price: the daily volume weighted average of the Adjusted Current Market Prices for the Trading Days during the Second Measurement Period

         MP3 = Third Measured Price: the daily volume weighted average of the Adjusted Current Market Prices for the Trading Days during the Third Measurement Period

         MP4 = Fourth Measured Price: the daily volume weighted average of the Adjusted Current Market Prices for the Trading Days during the Fourth Measurement Period

         First Measurement Period: 90 calendar day period following the Initial Issuance Date.

         Second Measurement Period: 90 calendar day period ending on the 15-month anniversary of the Initial Issuance Date.

         Third Measurement Period: 90 calendar day period ending on the 27-month anniversary of the Initial Issuance Date.

         Fourth Measurement Period: 90 calendar day period ending on the 39-month anniversary of the Initial Issuance Date.

         Adjusted Current Market Price: as of any date, the product of the Current Market Price on such date times the Conversion Ratio applicable at the close of business on such date.

         When the Conversion Date is as specified in clause (y) of the definition of Conversion Date, the Final Adjustment Factor shall be inapplicable and Section 7(b)(iii) shall govern.

                  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  Section 10. Rank. The Series A Convertible Preferred Stock shall rank prior to each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation) of, or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into capital stock or equity interests) in, the Corporation.

                  Section 11. Transfer. To the extent held by USANi LLC, a Delaware limited liability company ("LLC"), USA Networks or any of their respective subsidiaries, or any limited liability companies or limited partnerships controlled by LLC or USA Networks, shares of the Series A Convertible Preferred Stock shall not be transferable or assignable (except by operation of law) and any certificates representing shares of Series A Convertible Preferred Stock held by any such person shall contain a legend to the effect that such securities are nontransferable, nonassignable and nonnegotiable except by operation of law. Nothing herein shall affect the transferability of any Common Stock into which any shares of the Series A Convertible Preferred is convertible.

                  IN WITNESS WHEREOF, USA/Lycos Interactive Networks, Inc. has caused this Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock to be duly executed by its ___________ and attested to by its Secretary this ___ day of ______________, 1999.

                                          USA/LYCOS INTERACTIVE NETWORKS, INC.



                                          By: __________________________________
                                              Name:


ATTEST:


By: _____________________________
    Name:


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